UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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Swift Energy Company
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April 2, 2014

Dear Swift Energy Shareholder:

Our 2014 annual meeting of shareholders will be held on Tuesday, May 20, 2014.

A formal notice of the annual meeting and proxy statement is enclosed, accompanied by a copy of our annual report for the fiscal year ended December 31, 2013. The proxy statement describes the business we will conduct at the annual meeting and provides information about Swift Energy Company that you should consider when you vote your shares.

We bring to your attention the impact of the implementation of our new executive compensation program for 2013. This action reflects the Board of Directors’ commitment to align our executives’ compensation with the interests of our long-term shareholders.

Whether or not you can attend the annual meeting of shareholders, it is important that you vote and submit your proxy. Voting over the Internet or by telephone is fast and convenient, and your vote is immediately tabulated. By using the Internet or telephone, you help Swift Energy Company reduce the cost of postage and proxy tabulations. Regardless of your method of voting, we urge you to review the accompanying materials and vote as promptly as possible to ensure the presence of a quorum for the annual meeting.

On behalf of the Board of Directors, thank you for your cooperation, ongoing support and continued interest.

Sincerely,

Terry E. Swift
Chairman of the Board and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To be held May 20, 2014

The annual meeting of shareholders of SWIFT ENERGY COMPANY (the “Company” or “Swift Energy”) will be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 20, 2014, at 3:00 p.m., Houston time, for the following purposes:

1.	To elect two Class III directors identified in this proxy statement to serve until the 2017 annual meeting of shareholders, or until their successors are duly qualified and elected;

2.	To increase the number of shares of common stock that may be issued under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”);

3.	To conduct a nonbinding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in this proxy statement;

4.	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2014; and

5.	To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

A record of shareholders has been taken as of the close of business on March 21, 2014, and only shareholders of record on that date will be entitled to vote at the annual meeting, or any adjournment or postponement thereof. A complete list of shareholders will be available commencing May 9, 2014, and may be inspected during normal business hours prior to the annual meeting at the offices of the Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060. This list will also be available at the annual meeting.

By Order of the Board of Directors,

Christopher M. Abundis
Secretary

April 2, 2014

Your Vote Is Important!

Whether or not you plan to attend the annual meeting of shareholders, we urge you to vote and submit your proxy as promptly as possible to ensure the presence of a quorum for the annual meeting. For additional instructions on voting your shares, please refer to the proxy materials.

SWIFT ENERGY COMPANY

16825 Northchase Drive, Suite 400

Houston, Texas 77060

(281) 874-2700

PROXY STATEMENT

for the

2014 ANNUAL MEETING OF SHAREHOLDERS

Solicitation

These proxy materials are being made available to Swift Energy Company’s (“Swift Energy” or the “Company”) shareholders beginning on or about April 2, 2014. The Board of Directors (the “Board”) of Swift Energy is soliciting your proxy to vote your shares of Swift Energy common stock at the annual meeting of shareholders (the “Annual Meeting”) to be held at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas, on Tuesday, May 20, 2014, at 3:00 p.m., Houston time. The Board is soliciting proxies to give all shareholders the opportunity to vote on the matters that will be presented at the Annual Meeting. This proxy statement provides you with the information on these matters to assist you in voting your shares.

Availability of Proxy Materials

We are using the e-proxy rules of the U.S. Securities and Exchange Commission (“SEC”). Accordingly, we are making this proxy statement and related proxy materials available on the Internet pursuant to the SEC’s rules that allow companies to furnish proxy materials to shareholders through a “notice and access” model using the Internet. The “Notice and Access Rule” removes the requirement for public companies to automatically send shareholders a full hard-copy set of proxy materials and allows them instead to deliver to their shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) and to provide online access to the documents. We have mailed such a Notice on or about April 2, 2014, to all shareholders of record on March 21, 2014, who are the shareholders entitled to vote at the Annual Meeting.

Voting Information

What is a proxy?

A proxy is your legal designation of another person or persons (the “proxy” or “proxies”) to vote on your behalf. By voting your shares as instructed in the materials you received, you are giving the designated proxies appointed by the Board the authority to vote your shares in the manner you indicate on your proxy card.

Who are the proxies appointed by the Board of Directors for the Annual Meeting?

The proxies for the Company appointed by the Board are the following representatives of Swift Energy:

Terry E. Swift	Chairman of the Board and Chief Executive Officer
Bruce H. Vincent	President and Director
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer

Who is qualified to vote?

You are qualified to receive notice of and to vote at the Annual Meeting if you own shares of Swift Energy common stock at the close of business on our record date of Friday, March 21, 2014.

How many shares of Swift Energy common stock are entitled to vote at the Annual Meeting?

As of March 21, 2014, there were 43,804,946 shares of Swift Energy common stock issued, outstanding and entitled to vote at the Annual Meeting. Each share of Swift Energy common stock is entitled to one vote on each matter presented.

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What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Most of our shareholders hold their shares through a broker, trustee or other nominee rather than having the shares registered directly in their own name. There are some distinctions between shares held of record and those owned beneficially that are summarized below.

Shareholder of Record — If your shares are registered directly in your name with our transfer agent, you are the shareholder of record of the shares. As the shareholder of record, you have the right to grant a proxy to vote your shares to the Company or another person, or to vote your shares in person at the Annual Meeting.

Beneficial Owner — If your shares are held through a broker, trustee or other nominee, it is likely that they are registered in the name of the nominee and you are the beneficial owner of shares held in “street name.” As the beneficial owner of shares held for your account, you have the right to direct the registered holder to vote your shares as you instruct, and you also are invited to attend the Annual Meeting. Your broker, trustee or other nominee has provided a voting instruction card for you to use in directing how your shares are to be voted. However, since a beneficial owner is not the shareholder of record, you may not vote your shares in person at the meeting unless you obtain a legal proxy from the registered holder of the shares giving you the right to do so.

If I am a shareholder of record, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or proxy card.

By Telephone — You may vote by proxy by calling the number found on the proxy card.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the proxy card and returning it in the envelope provided.

In Person — If you are a shareholder of record, you may vote in person at the Annual Meeting. We will give you a ballot during the meeting.

If I am a beneficial owner, how do I vote?

You may vote using any of the following methods:

Via the Internet — You may vote by proxy via the Internet by following the instructions provided in either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Telephone — You may vote by proxy by calling the number found on either the Notice or the voting instruction form provided by your broker, trustee or other nominee.

By Mail — If you request printed copies of the proxy materials by mail, you may vote by proxy by completing the voting instruction form provided by your broker, trustee or other nominee and returning it in the envelope provided.

In Person — If you are a beneficial owner of shares and you wish to vote in person at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares.

Can I receive more than one Notice?

Yes. If you received multiple Notices, you may hold your shares in different ways (e.g., joint tenancy, trusts or custodial accounts) or in multiple accounts. You should vote on each Notice card you receive.

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What are the Board’s recommendations on how I should vote my shares?

The Board recommends that you vote your shares as follows:

Proposal 1 —	FOR the election of all nominees for Class III directors identified in this proxy statement, with terms to expire at the 2017 annual meeting of shareholders;
Proposal 2 —	FOR the increase in the number of shares of common stock that may be issued under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan;
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2014.

What are my choices when voting?

Proposal 1 — You may cast your vote in favor of electing the nominees as directors or withhold your vote on one or more nominees.

Proposals 2, 3, and 4 — You may cast your vote “for” or “against” or you may abstain with respect to each proposal.

How will my shares be voted if I do not specify how they should be voted?

If you vote by proxy, the individuals named on the proxy card (your “proxies”) will vote your shares in the manner you indicate. If you sign and return the proxy card without indicating your instructions, your shares will be voted as follows:

Proposal 1 —	FOR the election of all nominees for Class III directors identified in this proxy statement, with terms to expire at the 2017 annual meeting of shareholders;
Proposal 2 —	FOR the increase in the number of shares of common stock that may be issued under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan;
Proposal 3 —	FOR the approval of the compensation of Swift Energy’s named executive officers as presented in this proxy statement; and
Proposal 4 —	FOR the ratification of the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2014.

How are votes withheld, abstentions and broker non-votes treated?

Votes withheld and abstentions are deemed as “present” at the Annual Meeting and are counted for quorum purposes. For Proposal 1, the election of directors, votes withheld will have the same effect as not voting, and for other proposals, abstentions will have the same effect as a vote against the matter. Broker non-votes, if any, while counted for general quorum purposes, are not deemed to be “present” with respect to any matter for which a broker does not have authority to vote and also have the same effect as not voting.

Can I change my vote after I have voted?

You may revoke your proxy and change your vote at any time before the final vote at the Annual Meeting. If you submit a vote and wish to change it prior to the Annual Meeting, you may vote again via the Internet or by telephone (only your latest Internet or telephone proxy submitted prior to the Annual Meeting will be counted), by signing and returning a new proxy card or voting instruction form with a new date, or by attending the Annual Meeting and voting by ballot at the Annual Meeting.

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What vote is required to approve each proposal?

For Proposal 1, although our Bylaws provide for directors to be elected by a plurality of the votes cast by the holders of shares entitled to vote at the meeting, in December 2011 we amended our Principles for Corporate Governance to adopt a majority voting policy for directors in uncontested elections which has applied since the Company’s 2012 annual meeting of shareholders.

The remaining proposals each require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, each proposal.

Who pays the cost of this proxy solicitation?

The cost of preparing, printing and mailing the proxy materials and soliciting proxies is paid by Swift Energy. The Company will also request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Swift Energy common stock as of the record date and will reimburse these entities for the costs of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly voting your shares will help to avoid additional expense.

Is this proxy statement the only way the proxies are being solicited?

In addition to this solicitation by the Board, employees of Swift Energy may solicit proxies in person or by mail, delivery service, telephone or facsimile, without additional compensation. The Company has also retained Georgeson Inc. to act as a proxy solicitor in conjunction with the Annual Meeting. The Company has agreed to pay this firm $10,500, plus reasonable out of pocket expenses, for standard proxy solicitation services.

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PROPOSAL 1 — ELECTION OF DIRECTORS

Swift Energy has three classes of directors. Every year, each director of one class is elected to serve a 3-year term or until his or her successor has been duly elected and qualified. Ms. Deanna L. Cannon and Mr. Douglas J. Lanier, incumbent Class III directors, have been nominated by the Board to stand for re-election as Class III directors.

Although Swift Energy’s Bylaws provide for directors to be elected by a plurality of votes cast by holders of shares entitled to vote in the election of directors at a meeting of the shareholders at which a quorum is present, in 2011 we amended our Principles for Corporate Governance to require that in an uncontested election all nominees of the Board standing for re-election shall tender an irrevocable resignation that will become effective upon both a director’s failure to receive a majority of the votes cast in such election and Board acceptance of such resignation. Upon the failure of a director to receive a majority of votes cast, the Corporate Governance Committee shall promptly consider, and make a recommendation to the Board regarding, whether to accept or reject the tendered resignation, or whether other action should be taken. The Board must act on the tendered resignation, and publicly disclose its decision and the rationale behind it, within 90 days from the date of the certification of the election results. This policy provides for independent directors to make determinations as to director resignation and sets out a range of remedies in the event of a majority withhold vote. Please refer to our Principles for Corporate Governance, which are available at www.swiftenergy.com, for a full description of this policy.

Current Composition of the Board

Class/Term Expiration	Director
Class I Directors: (term to expire at 2015 annual meeting)	Clyde W. Smith, Jr. Terry E. Swift Charles J. Swindells

Class II Directors: (term to expire at 2016 annual meeting)	Greg Matiuk Bruce H. Vincent

Class III Directors: (standing for reelection at this Annual Meeting for term to expire at 2017 annual meeting)	Deanna L. Cannon Douglas J. Lanier

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director of Swift Energy, business experience, director positions with other companies held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that were considered by the Corporate Governance Committee and the Board in determining that the person should serve as a director for the Company.

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Class III Director Nominees

• Director since 2004 • Independent • Chair of Audit Committee • Corporate Governance Committee

Deanna L. Cannon, 53, has served as a director of Swift Energy since May 2004 and as the Chair of the Audit Committee since May 2010. Ms. Cannon is President of Cannon & Company CPAs PLC, a privately held consulting firm, and also currently serves as a director of Northern Michigan Angels, LLC, an angel investment group. She served as a shareholder and director of Corporate Finance Associates of Northern Michigan, an investment banking firm, from February 2005 to June 2010. She served Miller Exploration Company as Chief Financial Officer and Secretary from November 2001 to December 2003, as Vice President — Finance and Secretary from June 1999 to November 2001 and as a director of one of its wholly owned subsidiaries from May 2001 to December 2003. Miller Exploration Company was a publicly held independent oil and gas exploration and production company that was acquired by Edge Petroleum Corporation in December 2003. Previously, Ms. Cannon was employed in public accounting for 16 years. Ms. Cannon holds a Bachelor of Science degree in Accounting and is a Certified Public Accountant. We believe Ms. Cannon’s qualifications to serve on the Board include her wealth of accounting and financial knowledge, as well as her public company and industry-specific experience.

• Director since 2005 • Independent • Lead Director • Executive Committee • Compensation Committee

Douglas J. Lanier, 64, has served as a director of Swift Energy since May 2005 and currently serves as Lead Director at each executive session of the independent directors. Mr. Lanier retired in 2004 as Vice President of ChevronTexaco Exploration & Production Company, Gulf of Mexico Business Unit. He began his career with Gulf Oil Company in 1972 and served in various positions until 1989, when Mr. Lanier was appointed Assistant General Manager — Production for Chevron USA Central Region in Houston. He served in subsequent appointments until he joined Chevron Petroleum Technology Company as President in 1997. In October 2000, he was appointed Vice President of the Gulf of Mexico Shelf Strategic Business Unit. Mr. Lanier holds the degree of Bachelor of Science in Petroleum Engineering and is a member of the Society of Petroleum Engineers. Mr. Lanier was inducted into the University of Tulsa College of Engineering Hall of Fame in 2003. We believe Mr. Lanier is qualified to serve on the Board as he is an industry veteran with decades of experience in the energy industry.

Subject to our majority voting policy for the election of directors, Swift Energy’s Bylaws provide that a plurality of the votes cast by holders of shares entitled to vote is necessary to elect each nominee. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR”

all director nominees identified in this proxy statement to serve as Class III directors.

The persons named as proxies in these proxy materials, unless authority is withheld by a shareholder on a proxy card, intend to vote “FOR” the election of all nominees named in this proxy statement standing for election as Class III directors. If any nominee should become unavailable or unable to serve as a director, the persons named as proxies may vote for a substitute nominee, or the size of the Board may be reduced accordingly; however, the Board is not aware of any circumstances likely to render any nominee unavailable.

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CONTINUING MEMBERS OF THE BOARD OF DIRECTORS

Class I Directors

• Director since 1984 • Independent • Chair of Compensation Committee • Audit Committee

Clyde W. Smith, Jr., 65, has served as a director of Swift Energy since 1984. Since January 2002, Mr. Smith has served as President of Ascentron, Inc., an electronics manufacturing services company. From May 1998 until January 2002, Mr. Smith served as General Manager of D.W. Manufacturing, Inc., d/b/a Millennium Technology Services, an electronics manufacturer acquired by Ascentron, Inc. in January 2002. Mr. Smith is a Certified Public Accountant and holds the degree of Bachelor of Business Administration in Management. His qualifications to serve on the Board include his extensive business management experience and wealth of accounting knowledge.

• Director since 2000 • Chairman of the Board • Executive Committee

Terry E. Swift, 58, has served as a director of Swift Energy since May 2000 and as Chairman of the Board since June 1, 2006. He has been Chief Executive Officer of the Company since May 2001 and was President of the Company from November 1997 to November 2004. He also served as Chief Operating Officer from 1991 to February 2000 and as Executive Vice President from 1991 to 1997. Mr. Swift served in other progressive positions of responsibility since joining the Company in 1981. He holds the degrees of Bachelor of Science in Chemical Engineering and Master of Business Administration. He is the son of the late A. Earl Swift, founder of Swift Energy, and the nephew of Virgil N. Swift, Director Emeritus. His qualifications to serve as a Board member include over thirty years of service with the Company, and his decades of technical oil and gas industry experience.

• Director since 2006 • Independent • Audit Committee • Compensation Committee • Corporate Governance Committee

Charles J. Swindells, 71, has served as a director of Swift Energy since February 2006. Ambassador Swindells is currently a Senior Advisor to Bessemer Trust. Ambassador Swindells served as a Senior Advisor of Evercore Wealth Management, a unit of Evercore Partners, from June 2009 until December 31, 2010. He served as Vice Chairman, Western Region of U.S. Trust, Bank of America Private Wealth Management from 1993 until 2001, and again from 2005 until his retirement in January 2009, and he also is a director on the Board of The Greenbrier Companies, Inc., an international supplier of transportation equipment and services to the railroad industry. Ambassador Swindells served as United States Ambassador to New Zealand and Samoa from 2001 to 2005. Ambassador Swindells also served as Chairman of the Board of a non-profit board of trustees for Lewis & Clark College in Portland, Oregon, from 1998 until 2001. He holds the degree of Bachelor of Science in Political Science. Ambassador Swindells is qualified to serve on the Board as his several years of service as an ambassador of the United States, along with his business experience, have enabled him to bring to the Board a unique mix of political, legislative and international knowledge and experience.

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Class II Directors

• Director since 2003 • Independent • Chair of Corporate Governance Committee • Executive Committee • Compensation Committee

Greg Matiuk, 68, has served as a director of Swift Energy since September 2003. After 36 years of service, Mr. Matiuk retired from ChevronTexaco Corporation in May 2003, having served as Executive Vice President, Administrative and Corporate Services since 2001. From 1998 until 2001, he was Vice President, Human Resources and Quality and, from 1996 to 1998, he served as Vice President of Strategic Planning and Quality. Mr. Matiuk began his career at Chevron Corporation in 1967 as a production and reservoir engineer. He holds the degrees of Bachelor of Science in Geological Engineering and Executive Master of Business Administration. Mr. Matiuk was inducted into the Academy of Geological Engineering and Sciences of Michigan Technological University in 2001 in recognition of his professional excellence and service. He was chosen as a Board member due to his more than four decades of experience in various facets of the energy industry.

• Director since 2005 • Executive Committee

Bruce H. Vincent, 66, was elected as a director of Swift Energy in May 2005. He was appointed President of the Company in November 2004. Mr. Vincent previously served as Secretary of the Company from February 2008 until August 2012 and from August 2000 until May 2005, as Executive Vice President — Corporate Development from August 2000 to November 2004, and as Senior Vice President — Funds Management from 1990 (when he joined the Company) to 2000. He is a former Chairman of the Independent Petroleum Association of America. Mr. Vincent holds the degrees of Bachelor of Arts and Master of Business Administration and brings a wealth of business management and finance experience to the Board.

Class III Directors

The biographies for the Class III director nominees are set forth above under “Proposal 1— Election of Directors.”

Affirmative Determinations Regarding Independent Directors and Financial Experts

The Board has determined that each of the following directors is an “independent director” as such term is defined in Section 303A of the Listed Company Manual of the New York Stock Exchange, Inc. (“NYSE”): Deanna L. Cannon, Douglas J. Lanier, Greg Matiuk, Clyde W. Smith, Jr., and Charles J. Swindells. Five of seven directors will be independent after the 2014 Annual Meeting if the Class III nominees are reelected. These independent directors represent a majority of the Company’s Board of Directors. Messrs. T. Swift and Vincent are not independent directors because they also serve as officers of the Company.

The Board has also determined that each member of the Audit, Compensation and Corporate Governance Committees of the Board meets the independence requirements applicable to those committees prescribed by the NYSE and the SEC. Further, the Board has determined that Deanna L. Cannon, Audit Committee Chair, and Clyde W. Smith, Jr., also a member of the Audit Committee, are each an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K promulgated by the SEC.

The Board reviewed the applicable standards for Board member and Board committee independence and the criteria applied to determine “audit committee financial expert” status, as well as the answers to annual questionnaires completed by each of the independent directors. On the basis of this review, the Board made its independence and “audit committee financial expert” determinations.

Meetings of Independent Directors

At each executive session of the independent directors, the Lead Director presides. Mr. Lanier was elected as Lead Director by the independent directors in May 2010. For purposes of Rule 303A.03 of the NYSE Listed Company Manual, the term “independent directors” is equivalent to “non-management directors.”

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Meetings and Committees of the Board

The Board has established the following standing committees: Audit, Compensation, Corporate Governance and Executive. Descriptions of the membership and functions of these committees are set forth below. The following chart identifies the committees upon which each member of the Board serves, the chairs of the committees, and the number of meetings and actions by consent of the Board and the committees during 2013:

	Board of Directors	Audit	Compensation	Corporate Governance	Executive
Number of meetings held in 2013	7	6	4	4	0
Number of actions by consent in 2013	2	0	2	1	0

Terry E. Swift	C				C
Deanna L. Cannon	M	C		M
Douglas J. Lanier	M		M		M
Greg Matiuk	M		M	C	M
Clyde W. Smith, Jr.	M	M	C
Charles J. Swindells	M	M	M	M
Bruce H. Vincent	M				M

C	= Chair
M	= Member

During 2013, each director attended at least 75% of the aggregate of (i) the total number of meetings of the Board and (ii) the total number of meetings of all committees of the Board on which he or she served.

Audit Committee

The Audit Committee assists the Board in fulfilling its responsibilities with respect to oversight in monitoring: (i) the integrity of the financial statements of the Company; (ii) Swift Energy’s compliance with legal and regulatory requirements; (iii) the independent auditor’s selection, qualifications and independence; and (iv) the performance of Swift Energy’s internal audit function and independent auditor. The committee is required to be comprised of three or more non-employee directors, each of whom is determined by the Board to be “independent” under the rules promulgated by the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”) and meets the financial literacy and experience requirements under the rules or listing standards established by the NYSE, all as may be amended. In addition, at least one member of the committee must satisfy the definition of “audit committee financial expert” as such term may be defined from time to time under the rules promulgated by the SEC. The Board has determined that Ms. Cannon and Mr. Smith qualify as audit committee financial experts and that each member of the Audit Committee is independent as defined in the NYSE Listed Company Manual and the rules of the SEC, and each meets the financial literacy and experience requirements established by the NYSE. A report of the Audit Committee appears later in this proxy statement. Ms. Cannon (Committee Chair) and Messrs. Smith and Swindells are members of the Audit Committee.

Compensation Committee

The Compensation Committee discharges the responsibilities of the Board relating to compensation of the Company’s executive officers. This includes evaluating the compensation of the executive officers of the Company and its affiliates and their performance relative to their compensation to assure that such executive officers are compensated effectively in a manner consistent with the strategy of Swift Energy, competitive practices, and the requirements of the appropriate regulatory bodies. In addition, this committee evaluates and makes recommendations to the Board regarding the compensation of the directors. The Compensation Committee also evaluates and approves any amendment, some which may require shareholder approval, to the

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Company’s existing equity-related plans and approves the adoption of any new equity-related plans, subject to shareholder and Board approval. The Compensation Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under SEC rules and the NYSE’s listing standards. The Board has determined that all Compensation Committee members are independent as defined by the NYSE listing standards or rules of the SEC and NYSE. The report of the Compensation Committee is included below. Messrs. Smith (Committee Chair), Lanier, Matiuk and Swindells are members of the Compensation Committee.

Aon Hewitt has been engaged by the Compensation Committee since the fourth quarter of 2012 to serve as its independent compensation consultant. Aon Hewitt reports directly to our Compensation Committee and has provided expert advice on the design and implementation of the Company’s compensation policies and programs. To the best of the Company’s knowledge, there are no conflicts between Aon Hewitt and any member of the Board. Aon Hewitt was also engaged, through an independent selection process of management, as the Company’s health and welfare benefits broker beginning April 2014.

Compensation Committee Interlocks and Insider Participation

During 2013, the Compensation Committee of the Board consisted of Messrs. Smith, Lanier, Matiuk and Swindells, all of whom are independent directors. To the Company’s knowledge, there are no compensation committee interlocks involving members of the Compensation Committee or other directors of the Company.

Corporate Governance Committee

The Corporate Governance Committee identifies individuals qualified to become directors, nominates candidates for directorships and also recommends to the Board the membership of each of the Board’s committees. This committee may consider nominees recommended by shareholders upon written request by a shareholder in accordance with the procedures for submitting shareholder proposals. The Corporate Governance Committee develops, monitors and recommends to the Board corporate governance principles and practices applicable to Swift Energy. The committee also assists management of the Company in identifying, screening and recommending to the Board individuals qualified to become executive officers of the Company. In addition, this committee administers the Company’s Conflict of Interest Policy. The Corporate Governance Committee is required to be comprised of at least three directors who are non-employee directors and determined by the Board to be independent under the NYSE listing standards and the rules of the SEC. Messrs. Matiuk (Committee Chair) and Swindells and Ms. Cannon are members of the Corporate Governance Committee and, as determined by the Board, all are independent as defined in the NYSE listing standards and rules of the SEC.

Executive Committee

The Executive Committee is authorized to act for the Board at times when it is not convenient for the full Board to act as an assembled board, except where full Board action is required by applicable law. Any action taken by the Executive Committee is required to be reported at the next full Board meeting. Messrs. T. Swift (Committee Chair), Matiuk, Lanier and Vincent are members of the Executive Committee.

Board Leadership Structure; Role in Risk Oversight

Under Swift Energy’s Bylaws, the Board of Directors may choose the same person to serve as the Chairman of the Board and the Company’s Chief Executive Officer. The Board believes that the Chief Executive Officer bears the primary responsibility for managing the day-to-day business of Swift Energy and is best informed about the Company’s overall strategic direction, which makes him the best person to lead the Company’s Board of Directors and ensure that key strategic business and governance issues are considered by the Board. Swift Energy’s Board of Directors has appointed Mr. Terry E. Swift to serve in both of these positions. Mr. T. Swift has served as the Chief Executive Officer of Swift Energy since May 2001, as Chairman of the Board since

10 |	2014 Proxy Statement

June 1, 2006, and as a director of the Company since May 2000. The Board believes that having Mr. T. Swift fill both roles remains the best leadership structure for Swift Energy at this time. Following most meetings of the Board, the Lead Director presides over an executive session of the independent members of the Board.

The full Board is responsible for general oversight of enterprise risk concerns inherent in our business. At each Board meeting the Board receives reports from members of our senior management that help the Board assess the risks we face in the conduct of our business. Members of our senior technical staff frequently make presentations to the Board about current and planned exploration and development activities that may subject us to operational and financial risks. In addition, the Audit Committee reviews the effectiveness of our internal controls over financial reporting, which are designed to address risks specific to financial reporting with our internal auditors and independent accountants at least annually. Through the Company’s independent Audit, Compensation, and Corporate Governance committees, Swift Energy has established processes for the effective oversight of critical issues, such as integrity of our financial statements, corporate governance, executive compensation, and selection of directors and director nominees.

Compensation of Directors

In accordance with its charter, the Compensation Committee periodically evaluates the compensation of non-employee directors for service on the Board and on Board committees. In consultation with an independent compensation consultant, the Compensation Committee recommends annual retainer and meeting fees for non-employee directors and fees for service on Board committees, sets the terms and awards of any stock-based compensation and submits these recommendations to the Board of Directors for approval subject to shareholder approval, if required. Directors who are also employees of the Company receive no additional compensation for service as directors. The following table shows compensation for non-employee directors for 2013:

Annual Board Retainer	$55,500
Annual Meeting Fee Payment	$12,500	(1)
Annual Committee Retainer	$5,000	(2)
Committee Premiums:
Audit Committee Chair	$15,000	(3)
Compensation Committee Chair	$10,000	(4)
Corporate Governance Committee Chair	$8,000	(4)
Executive Committee Member	$8,000
Lead Director Premium	$8,000
Annual Restricted Stock Grant Value	$140,000	(5)

(1)	Annual meeting fee paid for a minimum of five meetings.
(2)	Annual fee for serving on one or more committees.
(3)	Annual fee for a minimum of four meetings.
(4)	Annual fee for a minimum of two meetings.
(5)	Number of restricted shares to be determined, based on the closing stock price on the day after the Annual Meeting. Restrictions on restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date and, subject to a 1-year service restriction; restrictions on all shares lapse when a director ceases to be a member of the Board.

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The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s non-employee directors for the fiscal year ended December 31, 2013:

Name (a)	Fees Earned or Paid in Cash ($) (b)	Stock Awards ($)(1) (c)	Option Awards ($)(1) (d)	Non-Equity Incentive Plan Compen- sation ($) (e)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($) (f)	All Other Compen- sation ($)(2) (g)	Total ($) (h)
Deanna L. Cannon(3)	$88,244	$140,004	$—	$—	$—	$—	$228,248
Douglas J. Lanier(3)	$89,000	$140,004	$—	$—	$—	$—	$229,004
Greg Matiuk(3)	$89,000	$140,004	$—	$—	$—	$—	$229,004
Clyde W. Smith, Jr.(3)	$83,456	$140,004	$—	$—	$—	$—	$223,460
Charles J. Swindells(3)	$73,541	$140,004	$—	$—	$—	$—	$213,545

(1)	The amounts in columns (c) and (d) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements to the Company’s audited financial statements for the fiscal year ended December 31, 2013, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.
(2)	No perquisites are included in this column as to any independent director, as in the aggregate perquisites for any director during 2013 did not exceed $10,000.
(3)	At December 31, 2013, the aggregate number of stock options and restricted stock awards outstanding include:

Name	Stock Options	Restricted Stock Awards
Deanna L. Cannon	6,000	14,970
Douglas J. Lanier	—	14,970
Greg Matiuk	—	14,970
Clyde W. Smith, Jr.	5,000	14,970
Charles J. Swindells	—	14,970

Nominations for Directors

Identifying Candidates

The Corporate Governance Committee, in consultation with the Chairman of the Board, is responsible for identifying and screening potential director candidates and recommending qualified candidates to the Board for nomination. The Committee will also consider director candidates recommended by the shareholders in accordance with the Company’s Bylaws. For information on how to recommend a director candidate, refer to “Shareholder Proposals” on page 57.

Qualifications

The Board codified standards for directors in the Board’s Principles for Corporate Governance. These principles provide that the Board should encompass a diverse range of talent and perspectives, skill and expertise sufficient to provide sound and prudent guidance with respect to the Company’s operations and interests. The Principles for Corporate Governance also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. The Corporate Governance Committee has not established a specific minimum or maximum age in any governing document, education, years of business experience or specific types of skills for potential director candidates, but, in general, consideration is given to each candidate’s reputation, mature judgment, career specialization, relevant technical skills, diversity and the extent to which the candidate would fill a present need on the Board.

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The Company’s Principles for Corporate Governance require that each director:

•	understand Swift Energy’s business and the marketplaces in which it operates;

•	regularly attend meetings of the Board and of the Board committee(s) on which he or she serves;

•	review the materials provided in advance of meetings and any other materials provided to the Board from time to time;

•

monitor and keep abreast of general economic, business and management news and trends, as well as developments in Swift Energy’s competitive environment and Swift Energy’s performance with respect to that environment;

•	actively, objectively and constructively participate in meetings and the strategic decision-making processes;

•	share his or her perspective, background, experience, knowledge and insights as they relate to the matters before the Board and its committees;

•

be reasonably available when requested to advise the CEO and management on specific issues not requiring the attention of the full Board but where an individual director’s insights might be helpful to the CEO or management; and

•	be familiar and comply in all respects with the Code of Ethics and Business Conduct of the Company.

We have not adopted a specific written policy with respect to diversity; however, the Corporate Governance Committee considers principles of diversity as a factor in evaluating nominees to recommend for service on our Board. As part of the Board’s succession planning and annual self-assessment process, the Board reviews the diversity of specific skills and characteristics necessary for the optimal functioning of the Board in its oversight of the Company over both the short and longer term. The Board’s succession planning requires the Corporate Governance Committee and the Board to assess the skill areas currently represented on the Board and those skill areas represented by directors expected to retire or leave the Board in the near future against the target skill areas established annually by the Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of the Board to carry out its function. The Board then establishes the specific target skill areas or experiences that are to be the focus of a director search, when necessary. Specific qualities or experiences could include experience in the Company’s industry, financial or technological expertise, experience in situations comparable to the Company’s, leadership experience and relevant geographical experience. The effectiveness of the Board’s diverse mix of skills and experiences is also considered and reviewed as part of each Board self-assessment.

Nomination of Candidates

In determining whether to nominate a candidate, either from an internally generated or shareholder recommendation, the Corporate Governance Committee will consider the composition and capabilities of existing board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. The Corporate Governance Committee also exercises its independent business judgment and discretion in evaluating the suitability of any recommended candidate for nomination.

Corporate Governance

Part of the Company’s historical and ongoing corporate governance practices is the Company’s policy that requires officers, directors, employees and certain consultants of the Company to submit annual disclosure statements regarding their compliance with the Company’s Conflict of Interest Policy. A management representation letter is provided to the Corporate Governance Committee of the Board regarding the results of the annual disclosure statements and management’s assessment of any potential or actual conflict of interest. Based on this assessment and further discussion with management, the Corporate Governance Committee then directs management on what additional action, if any, the committee determines is necessary to be undertaken with regard to any potential or actual conflict of interest or related-party transaction.

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The Company also requires that officers, directors, employees and certain consultants of the Company provide an annual reaffirmation of the Company’s Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct is redistributed in connection with this requirement, and each person is asked to reaffirm and re-acknowledge that they have reviewed and refreshed their knowledge of the provisions of the Code of Ethics and Business Conduct and will comply with such code. They also reaffirm their understanding that their continued service to the Company is dependent upon compliance with the Company’s Code of Ethics and Business Conduct. In addition, all officers, directors, employees and certain consultants are required to annually recertify their understanding of, and adherence to, the Company’s Insider Trading Policy. A copy of the Insider Trading Policy is also redistributed in connection with this requirement.

Each of the Audit, Compensation and Corporate Governance Committees has a charter. Each such charter is reviewed annually by the applicable committee, and all of the charters are reviewed by the Corporate Governance Committee. The committee charters, the Board-adopted Principles for Corporate Governance and the Code of Ethics and Business Conduct are applicable to all employees and directors, and to certain consultants, and are posted on the Company’s website at www.swiftenergy.com. The committee charters, Principles for Corporate Governance and Code of Ethics and Business Conduct are also available in print, without charge, to any shareholder who requests a copy. Requests should be directed to the Company’s Investor Relations Department at 16825 Northchase Drive, Suite 400, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

In addition, the Code of Ethics for Senior Financial Officers and Principal Executive Officer, as adopted by the Board, is posted on Swift Energy’s website, where the Company also intends to post any waivers from or amendments to this code.

Related-Party Transactions

We receive research, technical writing, publishing, and website-related services from Tec-Com Inc., a corporation located in Knoxville, Tennessee, which is controlled by Lorraine Abbott, the aunt of the Company’s Chairman of the Board and Chief Executive Officer. This relationship is presented to the Corporate Governance Committee each year in the annual disclosure statement process as described above in “Corporate Governance.” The contract was renewed July 1, 2013, and expires June 30, 2014. In 2013, we paid approximately $0.7 million to Tec-Com for such services pursuant to the terms of the contract between the parties and five employees of Tec-Com were granted 2,000 shares of restricted stock (in the aggregate) on February 12, 2013, under the Swift Energy’s equity compensation plan, with a grant date fair value of $30,940 and 3-year cliff vesting. We believe the compensation paid to Tec-Com is consistent with unrelated third-party arrangements for similar services.

The Company has not adopted a formal related-party transaction policy. As a matter of corporate governance policy and practice, all related-party transactions are presented and considered by the Corporate Governance Committee of the Company’s Board of Directors. See discussion set forth above under “Corporate Governance” regarding the Conflict of Interest Policy and related annual disclosure process used to identify and evaluate related-party transactions, if any, disclosed by our directors, officers, employees and certain consultants.

Director Emeritus

Mr. Virgil Swift served as a director from 1981 until the 2005 annual meeting of shareholders, at which time he was given the honorary title of Director Emeritus. As this is an honorary distinction, no compensation is paid to Mr. V. Swift as Director Emeritus. The full Board concluded that the service of Mr. V. Swift, due to his extensive experience with Swift Energy and the oil and gas industry, was an invaluable asset to the Company, and thus a consulting agreement was entered into with him. As such, Mr. V. Swift regularly attends Board and committee meetings. Mr. V. Swift received compensation during 2013 pursuant to a consulting agreement which has been in effect since July 2000 and was renewed on similar terms effective July 1, 2006 and amended on

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February 25, 2009. In 2013, Mr. V. Swift was paid approximately $5,600 per month under the consulting agreement. Pursuant to such agreement and amendments, Mr. V. Swift provides advisory services to key employees, officers and directors, and as otherwise requested by the Chairman of the Board and Chief Executive Officer or by the President. The monthly payment will increase by four percent (4%) per year as a result of an annual inflation provision. The consulting agreement is terminable by either party without cause upon two weeks’ written notice.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table sets forth information concerning the shareholdings of each person who, to the Company’s knowledge, beneficially owned more than five percent of the Company’s outstanding common stock as of February 28, 2014:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (# of shares)		Percent of Class
FMR LLC 245 Summer Street Boston, Massachusetts 02210	4,339,690	(1)	9.9%

Franklin Resources, Inc. One Franklin Parkway San Mateo, CA 94403-1906	4,295,650	(2)	9.8%

BlackRock, Inc. 40 East 52nd Street New York, New York 10022	3,911,997	(3)	9.0%

EARNEST Partners, LLC 1180 Peachtree Street NE, Suite 2300 Atlanta, Georgia 30309	3,466,570	(4)	7.9%

Wasatch Advisors, Inc. 505 Wakara Way Salt Lake City, Utah 84108	2,858,838	(5)	6.5%

The Vanguard Group, Inc. 100 Vanguard Boulevard Malvern, Pennsylvania 19355	2,651,328	(6)	6.1%

Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	2,376,602	(7)	5.4%

(1)	Based on a Schedule 13G dated March 7, 2014, FMR LLC is parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and, as of February 28, 2014, holds sole voting power as to 690 shares and sole dispositive power as to all 4,339,690 shares.
(2)	Based on a Schedule 13G dated February 5, 2014, Franklin Resources, Inc. (“FRI”) is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G). The securities reported are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries (each, an “Investment Management Subsidiary”) of FRI, including the Investment Management Subsidiaries listed below. When an investment management contract (including a sub-advisory agreement) delegates to an Investment Management Subsidiary investment discretion or voting power over the securities held in the investment advisory accounts that are subject to that agreement, FRI treats the Investment Management Subsidiary as having sole investment discretion or voting authority, as the case may be, unless the agreement specifies otherwise. Accordingly each Investment Management Subsidiary reports on Schedule 13G that it has sole investment discretion and voting authority over the securities covered by any such investment agreement. The following Investment Management Subsidiaries have sole voting and dispositive power with respect to the following shares: Franklin Templeton Investment Management Limited — 50,140; Templeton Global Advisors Limited — 1,736,740; Templeton Investment Counsel, LLC — 58,810; Franklin Templeton Investments Corp. — 2,449,960.
(3)	Based on a Schedule 13G dated January 17, 2014, BlackRock, Inc. is a parent holding company in accordance with SEC Rule 13d-1(b)(1)(ii)(G) and holds sole voting and dispositive power as to all shares owned.

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(4)	Based on a Schedule 13G dated February 6, 2014, EARNEST Partners, LLC is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 1,505,031 shares, shared voting power as to 469,057 shares and sole dispositive power as to all 3,466,570 shares.
(5)	Based on a Schedule 13G dated February 13, 2014, Wasatch Advisors, Inc. is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and holds sole voting and dispositive power as to all shares owned.
(6)	Based on a Schedule 13G dated February 6, 2014, The Vanguard Group, Inc. is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 70,782 shares, sole dispositive power as to 2,584,846 shares and shared dispositive power as to 66,482 shares.
(7)	Based on a Schedule 13G dated February 10, 2014, Dimensional Fund Advisors LP is an investment adviser in accordance with SEC Rule 13d-1(b)(1)(ii)(E) and holds sole voting power as to 2,341,781 shares and sole dispositive power as to all 2,376,602 shares.

Security Ownership of Management

The following table sets forth information concerning the shareholdings of the members of the Board, the Named Executive Officers as defined on page 30 of this proxy statement, and all executive officers and directors as a group, as of February 28, 2014:

Name of Beneficial Owner	Position	Amount and Nature of Beneficial Ownership(1) (# of shares)		Percent of Class
Terry E. Swift	Chairman of the Board and Chief Executive Officer	688,588		1.6%
Deanna L. Cannon	Director	28,090		(2)
Douglas J. Lanier	Director	38,980		(2)
Greg Matiuk	Director	26,980		(2)
Clyde W. Smith, Jr.	Director	47,301	(3)	(2)
Charles J. Swindells	Director	29,590		(2)
Bruce H. Vincent	Director and President	484,247		1.1%
Alton D. Heckaman, Jr.	Executive Vice President and Chief Financial Officer	309,352		(2)
Robert J. Banks	Executive Vice President and Chief Operating Officer	206,263		(2)
Steven L. Tomberlin	Senior Vice President — Resource Development and Engineering	204,030		(2)
All executive officers and directors as a group (12 persons)		2,222,920		5.0%

(1)	Unless otherwise indicated below, the persons named have sole voting and investment power, or joint voting and investment power with their respective spouses, over the number of shares of the common stock of the Company shown as being beneficially owned by them, less the shares set forth in this footnote. None of the shares beneficially owned by our executive officers and directors are pledged as security, with the exception of 20,000 shares owned by Mr. Smith placed in a margin account, and, in addition to other personal assets, 6,000 shares owned by Ambassador Swindells used as collateral for a line of credit. The amounts include shares acquirable within 60 days of February 28, 2014, by vesting of restricted stock awards or exercise of options granted under the Company’s stock plans. No individual in the table was entitled to receive shares from restricted stock awards within 60 days of February 28, 2014, and the following were entitled to shares through the exercise of stock options during the same period: Mr. Swift — 331,748; Ms. Cannon — 6,000; Mr. Lanier — 0; Mr. Matiuk — 0; Mr. Smith — 5,000; Ambassador Swindells — 0; Mr. Heckaman — 147,621; Mr. Vincent — 257,100; Mr. Banks — 141,700; Mr. Tomberlin — 37,033; and all executive officers and directors as a group — 1,012,968.
(2)	Less than one percent.
(3)	Mr. Smith disclaims beneficial ownership as to 1,000 shares held in a Roth IRA for the benefit of Mr. Smith’s son.

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EXECUTIVE OFFICERS

The Board appoints the executive officers of the Company annually. Information regarding Terry E. Swift, Chief Executive Officer, and Bruce H. Vincent, President, is set forth previously in this proxy statement under “Continuing Members of the Board of Directors.” Set forth below is certain information, as of the date of this proxy statement, concerning the other executive officers of the Company.

Robert J. Banks, 59, was appointed Executive Vice President and Chief Operating Officer in February 2008. From 2006 to 2008, he served as Vice President — International Operations and Strategic Ventures. Mr. Banks has also served as Vice President — International Operations of the Company’s subsidiary, Swift Energy International, since he joined the Company in 2004. Mr. Banks has 37 years of experience in both U.S. and international exploration and production activities. His responsibilities have included exploration, development, exploitation and acquisition projects. Prior to joining Swift Energy, Mr. Banks held executive-level positions at Vanco Energy Company, Mosbacher Energy Company, and Kuwait Foreign Petroleum Company, and senior-level positions at Santa Fe International Corporation. His direct project responsibilities have included exploration and production operations in 13 different countries in North America, Africa, Asia, Europe and the Pacific Rim. Mr. Banks holds the degree of Bachelor of Science.

Alton D. Heckaman, Jr., 57, was appointed Executive Vice President of Swift Energy in November 2004 and Chief Financial Officer in August 2000. He previously served as Senior Vice President — Finance from August 2000 until November 2004 and served in other progressive positions of responsibility since joining the Company in 1982. He is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

James P. Mitchell, 60, was appointed Senior Vice President — Commercial Transactions and Land in February 2003. He previously served as Vice President — Land and Property Transactions from December 2001 to February 2003 and Vice President — Land from 1996 to 2001. He served in other progressive positions of responsibility since joining the Company in 1987. Mr. Mitchell holds the degree of Bachelor of Arts in History and Business Law.

Steven L. Tomberlin, 56, was appointed Senior Vice President — Resource Development and Engineering in February 2012. Mr. Tomberlin previously served as Vice President — Resource Development and Engineering from December 2009 to February 2012, and as Director of Reservoir Management and Technology from 2008 (when he joined the Company) to 2009. Prior to joining the Company, Mr. Tomberlin held key positions with BP Production America as Director — Decommissioning from February 2008 to October 2008 and as Manager — Operations Technical Group from January 2005 to January 2008. He has over thirty years of experience in the oil and gas industry in the areas of exploration and development of properties in the Mid-Continent, Gulf Coast onshore and Gulf of Mexico regions. Mr. Tomberlin holds the degree of Bachelor of Science in Chemical Engineering.

Barry S. Turcotte, 43, was appointed Vice President and Controller in December 2009 and serves as the Company’s principal accounting officer under SEC guidelines. He previously served as Assistant Controller from April 2005 until December 2009 and served in other progressive positions of responsibility after joining the Company in 2001. He has over 21 years of experience in the accounting profession, both in public accounting firm practice and in the energy industry. Mr. Turcotte is a Certified Public Accountant and holds the degrees of Bachelor of Business Administration in Accounting and Master of Business Administration.

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PROPOSAL 2 — TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK THAT MAY BE ISSUED UNDER THE SECOND AMENDED AND RESTATED

2005 SWIFT ENERGY COMPANY STOCK COMPENSATION PLAN

Executive Summary

The shareholders are being asked to approve an amendment to the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”) that would increase the number of shares of the Company’s common stock available for award by 475,000 shares.

The 2005 Plan is designed to offer equity-based incentive awards and cash incentives to our employees, thereby providing a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. The 2005 Plan is broad-based and designed, as a general matter, to grant equity awards on an annual basis to a majority of the Company’s employees, although future grant awards and grant recipients have not been determined. Therefore, the number, amount and type of awards to be received by or allocated to eligible persons in the future under the 2005 Plan cannot be determined at this time. As the administrator of the 2005 Plan, we deem the following points relevant in considering this proposal:

•	77% of Swift Energy’s current employees have received awards from the 2005 Plan;

•

The annual burn rate for fiscal year 2013 was 2.01% using the weighted average number of common shares outstanding of 43.33 million, and the average burn rate for the last three years was 2.0% using the weighted average shares outstanding for each of 2011, 2012, and 2013;

•

Using the fungible share ratio of the 2005 Plan, whereby the pool of shares is reduced by one share for every stock option granted and reduced by 1.44 shares for every “full value” Award granted, the one year burn rate for 2013 was 2.89%, and the three year burn rate for 2011 to 2013 was 2.64%;

•	We do not allow repricing of any awards, including stock options; and

•	We do not have an evergreen provision, which allows for automatic replenishment of available shares to the 2005 Plan, without shareholder approval.

Copies of the 2005 Plan as filed with the SEC may be obtained through the SEC’s website at www.sec.gov. The 2005 Plan appears as Exhibit 10.1 to the Company’s Form 8-K filed May 24, 2013. A copy may also be obtained without charge by writing to the Company at 16825 Northchase Drive, Suite 400, Houston, Texas 77060, Attention: Secretary, or calling (281) 874-2700 or (800) 777-2412.

Summary of the 2005 Plan

The 2005 Plan authorizes the Company to grant various awards (“Awards”) to all directors, officers and employees of the Company or its subsidiaries, including incentive stock options (“ISOs”), nonqualified stock options (“NSOs”), stock appreciation rights (“SARs”), restricted stock grants (“Restricted Stock Grants”), restricted unit grants (“Restricted Unit Grants”) and performance bonus awards (“Performance Bonus Awards”). Terms used but not defined in this summary have the same meanings as defined in the 2005 Plan.

Shares Subject to 2005 Plan

When the 2005 Plan was first approved by shareholders at the Company’s 2005 annual meeting, 900,000 shares of Swift Energy common stock were reserved for Awards to those eligible. At succeeding annual meetings, the Company’s shareholders approved increases in the shares available under the 2005 Plan by an aggregate of 8,175,000 shares. Therefore, the maximum number of shares of common stock in respect of which Awards could be granted under the 2005 Plan (the “Plan Maximum”) is currently 9,075,000 shares in a “fungible pool” of shares.

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The pool of shares is reduced by one share for every stock option that is granted and is reduced by 1.44 shares for every “full-value” Award that is granted. “Full-value” Awards consist of Restricted Stock Grants, Restricted Unit Grants and SARs. Thus, when considering all available shares approved at past annual meetings, if only stock options are granted, options covering up to 9,075,000 shares may be granted; if only “full-value” Awards are granted, Awards covering only 6,302,083 shares may be granted. If both stock options and “full-value” Awards are granted under the 2005 Plan, the number of shares which can be covered by Awards will fall somewhere between these two numbers, depending upon the ultimate mix of stock options and “full-value” Awards that are granted under the 2005 Plan. ISOs cannot be granted under the 2005 Plan covering more than 875,000 shares (“ISO Limit”). The reserved share numbers (and the share numbers constituting the Plan Maximum, ISO Limit, and Named Executive Officer limits) are subject to appropriate adjustment in the event of a reorganization, stock split, stock dividend, merger, consolidation, or other change in capitalization of the Company affecting its common stock.

As of February 28, 2014, the 2005 Plan had: (1) 1,177,169 shares of common stock available to cover awards granted (1,177,169 shares if only stock option Awards are granted, and 817,478 shares available if only “full-value” Awards are granted), which represents approximately 2.69% of the Company’s issued and outstanding shares as of such date, (2) 1,385,365 stock option awards outstanding with a weighted average exercise price of $33.95 and a weighted average remaining term of 5.51 years, and (3) 2,051,736 full-value awards (restricted stock awards and Performance RSU awards) outstanding.

If the proposal to make 475,000 additional shares available under the 2005 Plan is approved by shareholders, options covering up to 475,000 shares may be granted out of these additional reserved shares if only stock option are granted; if only “full-value” Awards are granted, Awards covering only 329,861 shares may be granted out of these additional reserved shares. Taking this into consideration, if the proposed additional shares are approved by our shareholders and made available under the 2005 Plan, the aggregate number of shares that could be awarded (inclusive of the available pool of shares at February 28, 2014) would fall somewhere between 1,652,169 shares and 1,147,339 shares if a combination of both stock options and “full-value” Awards are granted.

Administration

The Compensation Committee of the Board has sole authority to construe and interpret the 2005 Plan, to select participants (“Participants”), to grant Awards and to establish the terms and conditions of Awards. The Compensation Committee is allowed to give the Company’s Chief Executive Officer specifically limited written authority to grant Awards to new employees.

The Compensation Committee may also modify or amend any Award, including, but not limited to, the acceleration of vesting and/or exercisability, provided, however, that any such modification or amendment (a) is subject to the plan amendment provisions set forth in the 2005 Plan, and (b) may not impair any outstanding Award unless agreed to in writing by the Participant, except that such agreement shall not be required if the administrator determines in its sole discretion that such modification or amendment either (y) is required or advisable in order for the Company, the 2005 Plan or the Award to satisfy any applicable law or to meet the requirements of any accounting standard, or (z) is not reasonably likely to significantly diminish the benefits provided under such Award, or that adequate compensation has been provided for any such diminishment, except following a Change of Control.

Eligibility

Any employee of the Company or its subsidiaries, any consultant, and any non-employee director of the Company, is eligible to receive various Awards under the 2005 Plan.

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Term

The 2005 Plan will terminate on May 20, 2023, unless sooner terminated by the Board, except with respect to Awards then outstanding.

Amendment

The Board may amend the 2005 Plan at any time, except that (1) the Board must obtain shareholder approval to make any amendment that would increase the total number of shares reserved for issuance (except for adjustments necessary to reflect changes in capitalization), materially modify eligibility requirements, materially increase the benefits accruing to Participants resulting in the repricing of Awards already issued, materially extend the term of the plan, or increase the maximum number of shares covered by Awards to Named Executive Officers, and (2) certain amendments are altogether prohibited (e.g., any amendment that would impair a Participant’s vested rights).

Incentive Stock Options

Options designated as ISOs within the meaning of Section 422 of the Code, together with the regulations promulgated thereunder, may be granted under the 2005 Plan up to the ISO Limit. To the extent that any portion of an ISO that first becomes exercisable by any Participant during any calendar year exceeds the $100,000 aggregate fair market value limitation of Section 422(d) of the Code, or such other limit as may be imposed by the Code, such excess portion shall be treated as a validly granted NSO. ISOs shall be exercisable for such periods as the Compensation Committee shall determine, but in no event for a period exceeding ten years or, for Participants who own more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (“10% Shareholders”), for a period exceeding five years.

Non-Qualified Stock Options

NSOs may be granted for a stated number of shares of common stock and will be exercisable for such period or periods as the Compensation Committee shall determine. Holders of NSOs may elect to have the Company withhold from shares to be delivered upon exercise of an NSO share whose fair market value satisfies withholding taxes attributable to the exercise of the NSOs.

Exercisability

ISOs and NSOs shall be exercisable at such time and in such installments during the period prior to the expiration of the Option’s term as determined by the Compensation Committee in its sole discretion, and shall be subject to such other terms and conditions as the Compensation Committee shall determine at the date of grant, provided that if not otherwise determined by the Compensation Committee, ISOs and NSOs may be exercised as to twenty percent (20%) of the shares covered thereby beginning on the first anniversary date of the date of grant (“Anniversary Date”), and thereafter an additional twenty percent (20%) of the shares subject to such stock options may be exercisable beginning on the Anniversary Date in each of the following four years, except as otherwise provided in the 2005 Plan. The Compensation Committee shall have the right to make the timing of the ability to exercise any Stock Option granted under the 2005 Plan subject to continued active employment, the passage of time and/or such performance requirements as deemed appropriate by the Compensation Committee in its sole discretion. At any time after the grant of a Stock Option, the Compensation Committee may reduce or eliminate any restrictions surrounding any Participant’s right to exercise all or part of the Stock Option, subject to any restrictions set forth in the 2005 Plan.

Option Exercise Prices

Stock options may only be issued at an exercise price that is at least 100% of the Fair Market Value of the common stock on the date of grant, and ISOs granted to 10% Shareholders must have an exercise price of at least 110% of the Fair Market Value of the common stock on the date of grant. The 2005 Plan provides that the option

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exercise price may be paid in cash, by check, by cash equivalent, by a broker-assisted exercise, with shares of common stock (but only where acceptable to the Compensation Committee and only with shares owned for six months), or a combination of the above.

Termination of Awards

Unless otherwise provided in an Award or the 2005 Plan, Awards will terminate (i) three months following the holder’s termination of employment by the Company, except for death, disability, retirement, or upon a Change of Control, (ii) on the first-year anniversary of a Participant’s death or disability, or (iii) on the 10-year anniversary of the date of grant of the original option or the original option’s term, if less. No change shall be made under the foregoing provision, however, that would cause an Award intended to qualify as a performance-based Award under Code Section 162(m) to fail to so qualify.

Share Issuance

The Company shall issue (or cause to be issued) the shares of Common Stock as soon as administratively practicable after a Stock Option is exercised. A Stock Option may not be exercised for a fraction of a share. Until the shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the shares subject to a Stock Option, notwithstanding the exercise of the Stock Option.

Transferability

The Compensation Committee may allow transfer of Awards to family members, trusts and partnerships for their benefit or owned by them, or to charitable trusts. Awards held by transferees are subject to the same restrictions and forfeiture upon termination of employment applicable to the original holder of the Award. ISOs are not transferable except by will or the laws of descent and distribution.

Change of Control

In the event of a change of control of the Company as described in the 2005 Plan, all stock options and SARs outstanding for more than a year shall become fully vested and fully exercisable (unless otherwise excepted), and all restrictions and conditions of Restricted Stock Grants and Restricted Unit Grants outstanding shall be deemed to be satisfied, unless the Board expressly provides otherwise. A change of control occurs when:

(i) any person or group, as defined in Section 13(d)(3) of the Exchange Act, becomes the beneficial owner of shares of the Company with respect to which 40% or more of the total number of votes for the election of the Board may be cast;

(ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets, or contested election, or combination of the above, persons who were directors of the Company immediately prior to such event cease to constitute a majority of the Board; or

(iii) the Company either ceases to be an independent publicly owned corporation or sells or otherwise disposes of all or substantially all the assets of the Company.

In connection with a change of control, the Compensation Committee may also cash out Awards at the higher of the highest price for shares of the Company’s common stock in reported NYSE trading or the highest price paid in any bona fide transaction related to a change of control. The 2005 Plan also contains provisions that create a mechanism for a conditional exercise in certain change of control transactions pending a cancellation of vested unexercised options.

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Stock Appreciation Rights

Under the 2005 Plan, the Compensation Committee may grant an Award of SARs that entitles a Participant to receive the excess (if any) of the Fair Market Value of a share of common stock on the date of exercise of the SAR over the Fair Market Value of a share of common stock on the date of grant of the SAR (“Spread”). The Spread may be paid in shares having a Fair Market Value on the date of payment equal to the Spread or in cash, as determined by the Compensation Committee. The Compensation Committee may establish procedures for exercise and restrictions regarding the dates on which SARs may be exercised, and subject to the other provisions of the 2005 Plan, a SAR shall not be exercisable before the first anniversary date of the date of grant.

Stock Grants, Restricted Stock Grants, and Restricted Unit Grants

The Compensation Committee may in its discretion grant shares of common stock to a Participant with or without restrictions, vesting requirements or other conditions.

A Restricted Stock Grant is an award of shares of the Company’s common stock that does not vest until certain conditions established by the Compensation Committee have been satisfied. A Restricted Unit Grant is an Award of “units” subject to similar vesting conditions, each unit having a value equal either to a share of common stock or the amount by which a share of common stock appreciates in value between the date of grant and the date at which any restrictions lapse. Restricted Stock Grants and Restricted Unit Grants are collectively referred to herein as “Restricted Awards.” No condition that is based upon performance criteria and level of achievement versus such criteria shall be based on performance over a period of less than one year, and no condition that is based upon continued employment or the passage of time shall provide for vesting in full of a Restricted Award to Participant who is an employee in less than three years (“Restriction Period”) (but permitting pro rata vesting over such time) from the date the Restricted Award is made, other than (i) with respect to such Restricted Awards that are issued upon the exercise or settlement of Stock Options or Stock Appreciation Rights, (ii) upon a Change of Control as specified in the 2005 Plan, or (iii) upon the death, disability or retirement of the Participant, in each case as specified in the Award agreement. Notwithstanding the foregoing, the restrictions in the preceding sentence shall not be applicable to (y) grants to new hires to replace forfeited awards from a prior employer, or (z) grants of Restricted Awards in payment of other earned cash-based incentive compensation. The grant, issuance, retention and/or vesting of Restricted Awards based on performance issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant.

Restricted Awards for Non-Employee Directors

Under the 2005 Plan, non-employee directors can only receive Restricted Awards described in this paragraph. Under the 2005 Plan, on the date following each annual meeting of shareholders, each non-employee director will receive a Restricted Award consisting of that number of shares of Company common stock determined by dividing a fixed dollar amount (currently $140,000) by the closing price of a share of common stock on the date of the Award (rounded up to the nearest multiple of 10 shares of Common Stock), provided that such dollar amount may not be increased more than 10% per year, and may not be increased more frequently than annually. If a non-employee director first becomes a non-employee director other than by being elected by shareholders at an annual meeting (which shall be the date of grant), that director shall automatically receive that portion of an Annual Director Award equal to the portion of a full twelve month period between the date of his or her election as a director and the next annual meeting of shareholders.

Performance Bonus Awards

Performance Bonus Awards granted under this Plan may be in the form of cash or shares of Common Stock, or a combination thereof. Performance Bonus Awards shall be subject to such terms and conditions as the Compensation Committee shall determine in its sole discretion. If a Performance Bonus Award is a combination

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of cash and shares of Common Stock, the portion of the Performance Bonus Award comprised of cash and the portion comprised of shares of Common Stock will be determined by the Compensation Committee based upon the Compensation Committee’s judgment as to the best interests of the Company as a whole, taking into account both long-term and short-term strategic goals, provided that in determining the number of shares to be issued in consideration of a specific dollar value, the number of shares shall be determined based upon the Fair Market Value of such shares on the date of grant or vesting, as applicable. The grant, issuance, retention and/or vesting of Performance Bonus Awards issued to employees may be subject to such performance criteria and level of achievement versus these criteria as the Compensation Committee shall determine, which criteria may be based on financial performance, personal performance evaluations and/or completion of service by the Participant.

Performance Criteria for Performance-Based Awards

Notwithstanding anything to the contrary herein, the performance criteria for any performance based Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code shall be established by the Compensation Committee based on one or more Qualifying Performance Criteria selected by the Compensation Committee and specified in writing not later than ninety (90) days after the commencement of the period of service (or, if earlier, the lapse of 25% of such period) to which the performance goals relate or otherwise within the time period required by the Code or the applicable Treasury Regulations, provided that the outcome is substantially uncertain at that time. The Compensation Committee may, in its sole discretion, waive the vesting restrictions and any other conditions set forth in any such Award agreement under such terms and conditions as the Compensation Committee shall deem appropriate, subject to the limitations imposed under Code Section 162(m) and the regulations thereunder in the case of an Award intended to comply with the performance-based exception under Code Section 162(m), unless determined otherwise under the circumstances by the Compensation Committee. The foregoing minimum vesting restrictions shall not apply to Restricted Awards granted to directors or Company consultants. During the Restriction Period, a Participant may not vote and is not eligible to receive dividends on the shares of common stock awarded, and a Participant may not sell, assign, transfer, pledge, encumber, or otherwise dispose of shares of Common Stock to be received under a Restricted Award, including but not limited to any attempted assignment or transfer in connection with the settlement of marital property or other rights incident to a divorce or dissolution, and any such attempted assignment or transfer shall be of no effect during the Restriction Period.

Federal Income Tax Considerations

Under current U.S. federal tax law, the following are the U.S. federal income tax consequences generally arising with respect to Awards made under the 2005 Plan.

Exercise of Incentive Stock Option and Subsequent Sale of Shares

A Participant who is granted an ISO does not realize taxable income at the time of the grant or at the time of exercise. If the Participant makes no disposition of shares acquired pursuant to the exercise of an ISO before the later of two years from the date of grant or one year from such date of exercise (“statutory holding period”), any gain (or loss) realized on such disposition will be recognized as a long-term capital gain (or loss). Under such circumstances, the Company will not be entitled to any deduction for federal income tax purposes.

However, if the Participant disposes of the shares during the statutory holding period, that will be considered a disqualifying disposition. Provided the amount realized in the disqualifying disposition exceeds the exercise price, the ordinary income a Participant shall recognize in the year of a disqualifying disposition will be the lesser of (i) the excess of the amount realized over the exercise price, or (ii) the excess of the fair market value of the shares at the time of the exercise over the exercise price; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is not considered wages and the Company is not required to withhold, or pay

24 |	2014 Proxy Statement

employment taxes, on such ordinary income. Finally, in addition to the ordinary income described above, the Participant shall recognize capital gain on the disqualifying disposition in the amount, if any, by which the amount realized in the disqualifying disposition exceeds the fair market value of the shares at the time of the exercise, which shall be long-term or short-term capital gain depending on the Participant’s post-exercise holding period for such shares.

To the extent a Participant pays all or part of the exercise price of an ISO by tendering previously acquired common stock owned by such Participant, the tax consequences described above generally will apply to such exchange. However, if a Participant exercises an ISO by tendering shares previously acquired on the exercise of an ISO, a disqualifying disposition will occur if the applicable holding period requirements described above have not been satisfied with respect to the surrendered stock. The consequence of such a disqualifying disposition is that the Participant may recognize ordinary income at that time.

Notwithstanding the favorable tax treatment of ISOs for regular tax purposes, as described above, for alternative minimum tax purposes, an ISO is generally treated in the same manner as an NSO. Accordingly, a Participant must generally include as alternative minimum taxable income for the year in which an ISO is exercised the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares. However, to the extent a Participant disposes of such shares in the same calendar year as the exercise, only an amount equal to the Participant’s ordinary income for regular tax purposes with respect to such disqualifying disposition will be recognized for the Participant’s calculation of alternative minimum taxable income in such calendar year.

Exercise of Nonqualified Stock Option and Subsequent Sale of Shares

A Participant who is granted an NSO does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired on the date of exercise over the exercise price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

Upon the subsequent disposition of shares acquired through the exercise of an NSO, any gain (or loss) realized on such disposition will be recognized as a long-term or short-term capital gain (or loss) depending on the Participant’s post-exercise holding period for such shares. The tax basis in the shares acquired at exercise of the NSO used to determine the amount of any capital gain or loss on a future taxable disposition of such shares is the fair market value of the shares on the date of exercise.

To the extent a Participant pays all or part of the exercise price of an NSO by tendering shares of common stock previously owned by the Participant, the tax consequences described above generally would apply. However, the number of shares received upon exercise of such option equal to the number of shares surrendered in payment of the exercise price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period that commences on the date of the exercise.

Lapse of Restrictions on Restricted Stock and Subsequent Sale of Shares

When the restrictions on a Restricted Award lapse, the Participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant. The ordinary income recognized by the Participant is considered supplemental wages, and the Company is required to withhold, and the Company and the Participant are required to pay,

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applicable employment taxes on such ordinary income. Upon the subsequent disposition of the formerly restricted shares, any gain (or loss) realized on such disposition will be recognized as a long-term or short-term capital gain (or loss) depending on the Participant’s holding period for such shares after their restrictions lapse.

Under Section 83(b) of the Code, a Participant who receives a Restricted Award may elect to recognize ordinary income for the taxable year in which the restricted stock was received equal to the excess of the fair market value of the restricted stock on the date of the grant, determined without regard to the restrictions, over the amount (if any) paid for the restricted stock. Any gain (or loss) recognized upon a subsequent disposition of the shares will be capital gain (or loss) and will be long-term or short-term depending on the post-grant holding period of such shares. The amount recognized as taxable income is added to any amount paid for the shares to determine their tax basis. If, after making the election, a Participant forfeits any shares of restricted stock, such Participant is only entitled to a tax deduction with respect to the consideration (if any) paid for the restricted stock, not the amount elected to be included as income at the time of grant.

Stock Appreciation Rights and Performance Awards

A Participant who is granted an SAR does not realize taxable income at the time of the grant, but does recognize ordinary income at the time of exercise of the SAR in an amount equal to the excess of the fair market value of the shares (on the date of exercise) with respect to which the SAR is exercised, over the grant price of such shares; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant.

A Named Executive Officer who has been awarded a Performance Bonus Award does not realize taxable income at the time of the grant, but does recognize ordinary income at the time the Award is paid equal to the amount of cash (if any) paid and the fair market value of shares (if any) delivered; and the Company generally will be entitled to a deduction for the amount of ordinary income recognized by such Participant.

The ordinary income recognized by a Participant in connection with an SAR or Performance Bonus Award is considered supplemental wages and the Company is required to withhold, and the Company and the Participant are required to pay, applicable employment taxes on such ordinary income.

To the extent, if any, that shares are delivered to a Participant in satisfaction of either the exercise of an SAR, or the payment of a Performance Bonus Award, upon the subsequent disposition of such shares any gain (or loss) realized will be recognized as a long-term, or short-term, capital gain (or loss) depending on the participant’s post-delivery holding period for such shares.

Code Section 162(m)

Section 162(m) of the Code generally disallows a tax deduction to publicly held companies for compensation in excess of $1 million paid to the Company’s Chief Executive Officer or any of the three other most highly compensated officers who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance-based” compensation (i.e., compensation paid only if a Participant’s performance meets pre-established objective measures based on performance criteria approved by shareholders). These requirements include that the compensation be paid upon attainment of performance measures that are determined by a board’s compensation committee comprised solely of two or more outside directors, disclosure and shareholder approval of the performance goals every five years, and compensation committee certification that the measures have been met. Stock options and SARs generally qualify as “performance-based compensation.” Other awards, grants or bonuses will be “performance-based compensation” if they are so designated and if their grant, vesting or settlement is subject to the performance criteria described above meeting specified performance criteria and

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complying with Section 162(m) of the Code, including related regulations. Restricted stock awards that vest solely upon the passage of time do not qualify as “performance-based compensation.”

No Participant shall be eligible to receive Awards granted under the 2005 Plan during any calendar year with respect to, or measured by, more than 200,000 shares of Common Stock, or if any such Awards are settled in cash, the maximum amount of cash payable to any one Participant during a single calendar year with respect to such Awards shall not exceed the equivalent of 200,000 shares of Common Stock. The 2005 Plan limitations shall be construed so as to comply with Section 162(m) of the Code whenever applicable. The limitations set forth shall be subject to adjustment under the Plan only to the extent that such adjustment will not affect the status of any Award intended to qualify as “performance-based compensation” under Section 162(m) of the Code unless the Compensation Committee determines otherwise. This enables the Company to maximize income tax deduction available to the Company for individual compensation.

Material Performance Measures — Qualifying Performance Criteria

For purposes of the 2005 Plan, the term “Qualifying Performance Criteria” shall mean any one or more of the following performance criteria, either individually, alternatively or in any combination, applied to either the Company as a whole or to a business unit, subsidiary or business segment, either individually, alternatively or in any combination, and measured either annually or cumulatively over a period of years, on an absolute basis or relative to a pre-established target, to results over a previous period or to a designated comparison group, in each case as specified by the Compensation Committee in the Award: (i) finding costs of oil and gas reserves; (ii) volumes of oil and gas reserves or adjusted reserves or changes therein; (iii) percentage of reserves replaced; (iv) production or adjusted production or production exit rate; (v) lease operating cost (“LOE”) measures, or adjusted LOE measures; (vi) general and administrative (“G&A”) or adjusted G&A measures; (vii) net asset value (“NAV”) or NAV per share; (viii) return on equity, return on capital, return on net assets, or assets, return on investments or return on operating revenue; (ix) revenues or oil and gas sales; (x) operating cost measures or reductions; (xi) cash flow or increase in free cash flow or net cash from operations; (xii) earnings (including earnings before or after interest and taxes, earnings before taxes, EBITDA or net earnings); (xiii) basic or diluted earnings per share; or growth in earnings or earnings per share; (xiv) stock price or change in stock price; (xv) return on equity or average shareholders’ equity; (xvi) total shareholder return; (xvii) return on capital or change in working capital or return on capital employed; (xviii) operating income or net operating income; (xix) growth in shareholder value relative to the average or ranking of a peer group or equity market index; or (xx) health, safety and environmental performance. With respect to any Award that is intended to satisfy the requirements for “performance-based compensation” under Section 162(m) of the Code, the performance criteria must be Qualifying Performance Criteria, and the Compensation Committee will (within the first quarter of the performance period, but in no event more than ninety (90) days into that period) establish the specific performance targets (including thresholds and whether to exclude certain extraordinary, non-recurring, or similar items) and Award amounts (subject to the right of the Compensation Committee to exercise discretion to reduce payment amounts following the conclusion of the performance period).

Certification

Prior to the payment of any compensation under an Award that vests based upon meeting Qualifying Performance Criteria under Section 162(m) of the Code to a “covered employee” within the meaning of Section 162(m) of the Code, the Compensation Committee shall certify in writing the extent to which any Qualifying Performance Criteria and any other material terms under such Award have been satisfied (other than in cases where such criteria relate solely to the increase in the value of the Common Stock).

Discretionary Adjustments Pursuant to Section 162(m)

Notwithstanding satisfaction or completion of any Qualifying Performance Criteria, to the extent specified as of the Grant Date, the number of shares of Common Stock, Stock Options or other benefits granted, issued,

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retainable and/or vested under an Award on account of satisfaction of such Qualifying Performance Criteria may be reduced by the Compensation Committee on the basis of such further considerations as the Compensation Committee in its sole discretion shall determine.

Code Section 409A

To the extent that any Award under the 2005 Plan is or may be considered to involve a payment of deferred compensation or a deferral subject to Code Section 409A, the Company intends that the terms and administration of such Award shall comply with the provisions of such section, applicable Treasury Regulations, IRS guidance and good faith reasonable interpretations thereof.

The foregoing is only a summary of the effect of U.S. federal income taxation upon employees and the Company with respect to the grant and exercise of stock options, SARs, restricted stock and performance awards under the 2005 Plan. It is not intended as tax advice to employees participating in the 2005 Plan, who should consult their own tax advisors. It does not purport to be a complete description of the tax consequences under all circumstances, nor does it describe the tax laws of any municipality, state or foreign country in which the employee’s income or gain may be taxable.

Equity Compensation Plan Information

The following table provides information as of December 31, 2013, regarding shares outstanding and available for issuance under the Company’s existing stock compensation and employee stock purchase plans:

	(a)	(b)	(c)
Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants And Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	1,488,314	$33.38	2,789,328	(1)
Equity compensation plans not approved by security holders	—	$—	—

Total	1,488,314	$33.38	2,789,328

(1)	Includes 405,656 shares remaining available for issuance under the Swift Energy Company Employee Stock Purchase Plan and 2,383,672 under the 2005 Plan.

Board Recommendation

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that voted for or against or expressly abstained with respect to, Proposal 2, is required to increase the number of shares of common stock that may be issued under the 2005 Plan. Unless otherwise directed by a proxy marked to the contrary, it is the intention of the persons designated on the proxy card to vote the proxies “FOR” increasing the number of shares of common stock that may be issued under the 2005 Plan. The Board believes that such approval is essential to enable the Company to continue to attract and retain qualified employees and directors. The Board supports management’s belief that the approval of the proposal to increase the number of shares of the Company’s common stock that may be issued for Awards under the 2005 Plan will contribute to the continuation of the Company’s history of employee and director longevity, as the Company’s stock compensation plans have done in the past.

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A majority of the votes cast is required to approve this Proposal 2. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote. Abstentions will have the same effect as votes against the proposal, but broker non-votes will not affect the outcome of the voting on the proposal.

The Board of Directors unanimously recommends that shareholders vote “FOR” increasing the number of shares of common stock that may be issued under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan.

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EXECUTIVE COMPENSATION

Compensation Discussion and Analysis (“CD&A”)

Named Executive Officers

In this proxy statement our Named Executive Officers (“NEOs”) are: Terry Swift, Chief Executive Officer (CEO); Bruce Vincent, President; Alton Heckaman, Executive Vice President and Chief Financial Officer (EVP & CFO); Robert Banks, Executive Vice President and Chief Operating Officer (EVP & COO); and Steven Tomberlin, Senior Vice President — Resource Development and Engineering (SVP-RDE).

Executive Summary

New 2013 Program Design Highlights

Our Compensation Committee adopted and implemented a new executive compensation program design for our NEOs in 2013. The primary objective of the new design was to increase the amount that an executive’s compensation is specifically tied to the operational and financial performance of Swift Energy. More extensive details of this new design are provided later in this CD&A; however, the following highlights certain actions taken by our Compensation Committee during 2013 based on this new design:

•

Our CEO was granted long-term equity incentives of which 70% are Performance Restricted Stock Units (“Performance RSUs”) and 30% are time-based restricted stock awards; the Performance RSUs will only vest if threshold levels of certain operational and financial metrics are met using a 3-year performance measurement period;

•	All other NEOs were granted similar long-term equity incentives with the ratio of Performance RSUs to time-based restricted stock awards being 50/50; and

•	A new formulaic annual incentive cash bonus program was established for fiscal year 2013 based upon the levels of achievement of five operational and financial metrics.

We believe the changes made to our annual incentive cash bonus and long-term equity incentive programs for 2013 represent a significant step toward enhancing our executive pay structure and further aligning our NEOs’ pay opportunities with the interests of our long-term shareholders.

Pay-for-Performance Philosophy

Our executive compensation program is designed to reward our officers, including our NEOs, for creating long-term value for Swift Energy’s shareholders. This approach allows us to incentivize our executives for delivering value to shareholders while reducing or eliminating certain compensation if we do not achieve our performance goals. Although we are not a large oil and gas company, we compete for the same talent against all companies in the oil and gas industry, especially in Houston, Texas, and, therefore, a primary objective of our compensation program is to attract, retain and challenge executive talent.

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Our Compensation Committee and, when applicable, our executive officers, use pay-for-performance principles in making compensation decisions. For instance, the Compensation Committee exercised negative discretion by reducing each NEO’s 2013 annual incentive cash bonus amount to zero due to the Company’s overall lower achievement. The following chart tracks our CEO’s Total Annual Compensation with changes in our stock price over the last five years, reflecting the intent of Swift Energy’s compensation program to align compensation with our shareholders’ interests:

“Total Annual Compensation” includes all cash compensation received from salary and bonuses as well as the vested restricted stock awards and stock options for each year.

“Base” means base salary paid during each calendar year.

“Bonus” means the annual cash bonus paid for each calendar year, typically paid in the first quarter of the following year.

“Equity Vested” means the value of the equity as of December 31 that vested during each year. For all stock options vesting during each year, the value shown is based on the amount, if any, that our stock price on December 31 exceeds the option’s exercise price; for options where the exercise price exceeds the stock price on the vesting date, the value shown is $0 (this number differs from the grant date fair value of stock awards and stock option awards granted in each year which appears in the Summary Compensation Table).

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Executive Compensation Elements

Our compensation program is comprised of elements common in our industry and each individual element serves an important purpose toward the total compensation package. The primary elements of our 2013 executive compensation are base salary, annual incentive cash bonus and long-term equity incentives.

Component	Type of Payment/Benefit	Purpose
Base Salary	Fixed cash payment with NEO generally available for annual increase	Attract and retain talent; designed to be competitive with those of comparable companies
Annual Incentive Cash Bonus	Annual cash payments based on performance

Pay for performance tied to success in achieving the following metrics:

•      1-year Relative Total Shareholder Return (“TSR”)

•      Annual Production Increase

•      Annual Reserves Increase

•      HSE-Total Recordable Incident Rate

•      Lease Operating Expense per BOE

Long-term Equity Incentives	3-year cliff Performance RSUs and restricted stock awards

Align NEO compensation with that of our long-term shareholders; Performance RSUs vest at levels corresponding to the achievement of the following metrics:

•      3-year TSR

•      3-Year Relative Return on Capital Employed (“ROCE”)

2013 NEO Compensation

In our executive compensation program implemented in 2013, the Compensation Committee desired to increase the amount of an executive’s compensation linked directly to either Swift Energy’s stock price or achievement of meaningful operational or financial metrics. With these changes, significant Company performance, led by our NEOs, was necessary in order for our NEOs to receive their target total compensation. NEOs have an opportunity to receive above target compensation should the Company’s performance exceed certain benchmarks, as discussed later in this CD&A.

The allocation of the CEO’s 2013 target total compensation among the primary compensation components is set forth in the chart below assuming and based upon the following: (1) base salary during 2013, (2) target annual incentive cash bonus for 2013 and (3) long-term equity incentive awards made up of restricted stock and Performance RSUs that were granted at the beginning of 2013 (assuming Performance RSUs vest at target levels) along with the amounts actually received (base salary and annual incentive cash bonus) by the CEO or for which he is eligible (long-term incentive equity awards that vest in 2016).

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CEO 2013 Target Total Compensation

The actual amounts received in 2013 (i.e. base salary and annual cash bonus) are the amounts reflected in the Summary Compensation Table and the reasoning and basis for the approved compensation decisions are described below. The 2013 base salary amounts reflect modest increases of 3% for all NEOs from base salaries in the prior year. The Compensation Committee also utilized negative discretion and approved no annual incentive cash bonuses for 2013 performance to any of our NEOs.

The 2013 long-term equity incentive awards (Performance RSUs and restricted stock awards) were granted in February 2013 by our Compensation Committee and, as reflected in the chart above, make up a significant portion of our CEO’s target compensation and the largest component of our CEO’s compensation disclosed in the Summary Compensation Table. The rules governing the Summary Compensation Table mandate that the value disclosed for equity awards be the “grant date fair value.” For the Performance RSUs granted, this amount is calculated based on the expected probable outcome “grant date fair value,” using a Monte Carlo simulation. The actual amount realized by the recipient of these long-term equity incentive awards could be higher or lower depending on the Company’s actual performance. For instance, the “grant date fair value” disclosed in the Summary Compensation Table for the Performance RSUs awarded to our CEO in 2013 is $1,290,430 (using a grant date fair value per share of $15.01 as calculated in footnote 1 of the Grants of Plan-Based Awards Table); however, a hypothetical realizable value of those Performance RSUs solely for 2013 based on Swift Energy’s performance versus our peers’ performance in 2013 is $145,125, noting that the performance period for the actual award is three years, two of which have yet to occur.

2014 Executive Compensation Design

Our 2014 executive compensation design will be very similar to the program disclosed in this CD&A. Several of the metrics used in determining our NEOs’ 2013 annual incentive bonuses are the same under the 2014 program; however, some metrics may be substituted that are reflective of Swift Energy’s 2014 goals and objectives.

Independent Compensation Consultant and Use of Benchmarking and Marketplace Data

Aon Hewitt, a global professional services firm (“Aon Hewitt” or our “independent compensation consultant”), has served as the independent executive compensation consultant reporting directly to our Compensation Committee since the fourth quarter of 2012. Aon Hewitt has provided the Compensation Committee with benchmarking and marketplace data on executive compensation design and position specific data on each element. All of the data provided to the Compensation Committee by Aon Hewitt is for companies in the same industry and of relevant comparison to Swift Energy. The ultimate executive compensation program design and compensation decisions regarding our NEOs lie in the hands of our Compensation Committee; however, the consultation, peer and position-specific current and historic benchmarking data, and the assessment

2014 Proxy Statement	| 33

of our annual cash bonus and long-term incentive design provided by Aon Hewitt are important elements in the Compensation Committee’s overall executive compensation decisions. The work of Aon Hewitt has raised no conflicts of interest under the Company’s Conflict of Interest Policy.

To be successful in recruiting and retaining top talent in the current highly competitive oil and gas industry in Houston, Texas, we believe it is necessary and appropriate to benchmark our executive compensation against that of our relevant peers. During 2013, the market data provided by Aon Hewitt was not used in any formulaic or statistical manner to determine our NEOs’ compensation program or actual pay decisions. Rather, this data was used as a critical point of reference for 2013 pay decisions and helped our Compensation Committee identify and evaluate pay trends in our industry and determine whether they are appropriate to implement at Swift Energy. Specifically, for 2013 executive compensation, Aon Hewitt provided consultation and current marketplace data that assisted the Compensation Committee to: (1) establish the design of the executive compensation program, (2) set 2013 incentive targets levels, including minimum and maximum levels where applicable and (3) approve actual 2013 incentive pay levels.

Timing of Setting and Reviewing Performance Criteria

•

In preparation for the February 2013 Compensation Committee and Board meetings, for several months prior, part of the executive management team (the CEO, President, and CFO) led by our CEO prepared a recommended compensation program for 2013 for all officers (other than the CEO) based on current and long-term business objectives, benchmarking and peer data and discussions held with our independent compensation consultant at the request of the Compensation Committee. During these months, the CEO and Compensation Committee Chair had multiple meetings to discuss the recommendation process and the Compensation Committee Chair had regular discussions with Aon Hewitt.

•

At the February 2013 Compensation Committee meeting, the CEO presented the recommendations as to compensation design for all officers other than himself. The Compensation Committee members, having the ultimate responsibility of reviewing and recommending the compensation program to the Board of Directors, deliberated among themselves as to the recommendation for all officers. The Compensation Committee also reviewed all peer, market and internal data used in preparing its recommendation. After deliberation and discussion, the Compensation Committee set the CEOs compensation and made changes to the proposal for all other officers and then recommended the compensation program for all other officers for 2013 to the Board of Directors for approval.

•

In preparation for the Compensation Committee’s evaluation of 2013 performance and compensation, in late 2013 and early 2014 the Compensation Committee Chairman requested that Aon Hewitt work with our executive management team to develop recommendations for (1) officer annual incentive cash bonus amounts (NEOs were determined by the matrix of operational and financial metrics) and (2) salary adjustments and long-term equity incentive awards based on an internal database of compensation levels, structures and trends, so that our independent compensation consultant would be in a position to advise the Compensation Committee regarding those recommendations.

•

At the February 2014 Compensation Committee meeting, the Compensation Committee reviewed the recommendations presented by the executive management team, discussed those recommendations with the independent compensation consultant who attended the Compensation Committee meeting, deliberated among themselves and with other Board members, and approved the annual incentive cash bonus and long-term equity incentive award amounts for 2013 performance discussed in this CD&A. The Compensation Committee also approved and granted long-term equity incentive awards based on the recommendations provided.

•	At no point did our CEO participate in recommendations or decisions regarding his compensation.

34 |	2014 Proxy Statement

Industry Peer Group

The companies chosen by the Compensation Committee for purposes of 2013 compensation represent companies in the exploration and production sector of the energy industry and/or are companies that compete in the Company’s core areas of operation for both business opportunities and talent. The Company’s 2013 peer group selected was as follows:

2013 Peer Group

Berry Petroleum Bill Barrett Corp. Carrizo Oil & Gas Clayton Williams Energy Comstock Resources Denbury Resources Energy XXI (Bermuda)	Forest Oil Kodiak Oil & Gas Newfield Exploration Oasis Petroleum Penn Virginia Petroleum Development Petroquest Energy	Quicksilver Resources Rosetta Resources SM Energy Stone Energy Ultra Petroleum W&T Offshore

The peer group changes from time to time due to business combinations, asset sales and other types of transactions that cause peer companies to no longer exist or to no longer be comparable. The Compensation Committee approves all revisions to the 2013 peer group. In consultation with Aon Hewitt, the Compensation Committee eliminated Berry Petroleum from our peer group for 2014 due to its acquisition by Linn Energy in late 2013. The Compensation Committee also approved the addition of Magnum Hunter Resources to the peer group for 2014. The Company’s 2014 peer group is identical to the 2013 peer group after the addition of Magnum Hunter Resources and the removal of Berry Petroleum.

2013 Executive Compensation Components

The primary elements of our executive compensation are base salary, annual incentive cash bonus and long-term equity incentives. Except for certain life insurance benefits, all other retirement, health and welfare benefits received by our NEOs are also generally available to all Swift Energy employees.

For each primary component, Aon Hewitt provided, and our Compensation Committee reviewed, historical and current marketplace data both when setting target compensation levels, including minimum and maximum opportunity levels where applicable, and when approving actual payment levels.

Base Salary

Base Salary provides our NEOs with a base level of income and is based on an individual’s responsibility, performance assessment, and career experience. We have historically set base salaries for our officers within the third quartile of the competitive market to attract and retain the best talent, and base salary adjustments are made from time to time as a result of our review of market data.

The following schedule shows the percentage increase in base salaries for our NEOs (approved in February 2013 and February 2014) along with the actual base salaries for our NEOs for 2013 and 2014:

Named Executive Officer	2013 Percentage of Salary Increase	2014 Percentage of Salary Increase	2013 and 2014 Salary
Terry E. Swift, CEO	3%	0%	$685,450
Bruce H. Vincent, President	3%	0%	$536,560
Alton D. Heckaman, EVP & CFO	3%	0%	$462,090
Robert J. Banks, EVP & COO	3%	0%	$461,540
Steven L. Tomberlin, SVP — RDE	3%	0%	$342,000

2014 Proxy Statement	| 35

No salary increases were approved during February 2014, primarily due to the Company’s overall lower performance in 2013 and general and administrative cost-cutting initiatives. The 5-year average increase of our NEOs’ base salaries was: Mr. Swift — 2.40%, Mr. Vincent — 2.40%, Mr. Heckaman — 2.60%, Mr. Banks — 5.20%, and Mr. Tomberlin — 7.37%.

Annual Incentive Cash Bonus

The 2013 annual cash incentive bonus program is based purely on our pay for performance philosophy. For 2013, the annual target cash bonus is stated as a percentage of base salary. The target award levels were set, in part, based on discussions with our independent compensation consultant regarding industry trends and competitive compensation data for similar executive positions of our peers. The following displays for each NEO (1) their target bonus opportunity, (2) the calculation of their potential annual cash bonus (47% of target) based on actual 2013 performance detailed below and (3) the fact that the Compensation Committee utilized negative discretion and did not approve any 2013 bonuses for NEOs:

Named Executive Officer	2013 Target as Percentage of Base Salary	2013 Annual Target Bonus	2013 Annual Cash Bonus Potential Based on 2013 Performance (47% of Target)	Approved 2013 Annual Cash Bonus
Terry E. Swift, CEO	100%	$685,450	$322,161	$0
Bruce H. Vincent, President	90%	$482,904	$226,964	$0
Alton D. Heckaman, EVP & CFO	90%	$415,881	$195,464	$0
Robert J. Banks, EVP & COO	90%	$415,386	$195,231	$0
Steven L. Tomberlin, SVP — RDE	60%	$205,200	$96,444	$0

The metrics, metric weightings and the required performance levels upon which the 2013 annual cash bonus amount was based, as well as the 2013 performance results for each of the metrics are listed in the performance matrix below:

Metric	Weighting	Actual 2013 Results	Threshold Performance (50% of Target)	Target Performance (100% of Target)	Challenge Performance (200% of Target)	Outstanding Performance (250% of Target)

1Yr Relative Total Shareholder Return(1)	30%	Below Threshold	>30th %ile	>50th %ile	>75th %ile	>90th %ile
Adjusted Annual Production Increase(2)	25%	Below Threshold	3%	5%	7%	10%
Adjusted Annual Reserves Increase(2)	25%	14%	10%(3)	17%	20%	25%
HSE Total Recordable Incident Rate (“TRIR”) (5)	10%	.97 TRIR	<2.3 TRIR	<1.8 TRIR	<1.5 TRIR	<1.3 TRIR(4)
Adjusted LOE per BOE(2)(6)	10%	Below Threshold	<$9.85	<$9.60	<$9.45	<$9.00

	100%

(1)	Total Shareholder Return is the percentage change in common stock price from the beginning of a calendar year to the end of the calendar year. This metric was based upon the “2013 Peer Group” previously mentioned to determine achievement.

36 |	2014 Proxy Statement

(2)	For those metrics marked “adjusted,” the Compensation Committee may make adjustments to reflect certain non-recurring impacts during the period. However, for 2013, no adjustments were necessary.
(3)	Reserves for 2013 increased 14% from prior year end; this performance between the threshold and target levels, pro rata, yielded a 22% credit for the metric.
(4)	Outstanding achievement on this metric yielded 25% credit (10% target weighting multiplied by the 250% performance level).
(5)	TRIR is an OSHA indicator that measures a company’s total recordable injury rate.
(6)	Adjusted LOE per BOE measures lease operating costs (other than hydrocarbon taxes) per Boe.

The performance levels for each metric (threshold, target, challenge and outstanding) were approved by the Compensation Committee based on the Company’s 2013 operating budget and related 2013 operating work program approved by the Board of Directors. Each metric is intended to incentivize NEOs to achieve near-term operational and financial objectives critical to our overall long-term mission and business goals. The weighting of each metric establishes the importance of a given metric and, coupled with the minimum and maximum cash bonus opportunity range, incentivizes our NEOs to focus on all performance metrics and prevents one metric from yielding a payout inconsistent with the intent of the bonus program. Performance below the threshold level on any metric resulted in no credit awarded for that metric. Performance at or above the threshold level on any metric resulted in computing the pro rata percentage points achieved for such given metric.

The Company performed below the threshold levels on three metrics (1-year TSR, Adjusted Annual Production Increase and Adjusted LOE per BOE) and therefore NEOs did not receive credit toward their 2013 annual cash bonus payout for these metrics. The calculation of Adjusted Annual Reserves Increase (22%) and Health, Safety and Environmental (“HSE”) Total Recordable Incident Rate (25%) resulted in a potential annual cash bonus payout of up to 47% of target. See footnotes 3 and 4 above. The Compensation Committee exercised negative discretion in determining not to award any cash bonuses for 2013, based on (i) the Company’s failure to meet threshold operational performance targets on 1-year TSR, Adjusted Annual Production Increase and Adjusted Lease Operating Costs per BOE and (ii) the Company’s ongoing general and administrative cost-cutting initiatives for 2014.

Long-Term Equity Incentives

Long-term equity incentive awards are a critical element in our executive compensation design and are the largest component of an executive’s potential compensation. Similar to our annual incentive cash bonus program, our long-term equity incentive program was modified in February 2013 to more directly align an executive’s compensation with the performance of the Company. For the same reason, the Compensation Committee decided to eliminate the use of stock options in 2013, which were critical components of the compensation design in 2011 and 2012, and maintain the use of restricted stock awards and introduce Performance RSUs for our NEOs. The Compensation Committee chose to maintain the use of restricted stock awards for the 2013 grants, because (i) the majority of Swift Energy’s competitors have shifted to restricted stock awards and away from stock option awards, (ii) restricted stock awards are less dilutive than stock options, and (iii) in the Compensation Committee’s opinion, restricted stock awards provide a more effective retention incentive than stock options. As such, in consultation with our independent compensation consultant, the 2013 program included February awards to our NEOs of Performance RSUs and time-based restricted stock awards.

2014 Proxy Statement	| 37

To set the target level amount of long-term equity incentives, our Compensation Committee utilized position-specific marketplace data comparing our 2012 long-term incentive target for our NEOs to the market median provided by our independent compensation consultant. This marketplace data identified that the 2012 long-term incentive targets for our NEOs were lower than the median of our peer group and led our Compensation Committee to increase the target for long-term incentives awarded in February 2013 by 20% for each NEO. Although the approved 2013 target levels are still below the median level in most respects, the Compensation Committee decided that the selected target levels were appropriate for 2013 and that moving target levels toward the median should be a gradual process. The following summarizes the 2013 long-term incentive targets as a percentage of the NEO’s base salary:

Named Executive Officer	Approved 2013 Long-Term Incentive Target As a Percentage of Base Salary
Terry E. Swift, CEO	300%
Bruce H. Vincent, President	240%
Alton D. Heckaman, EVP & CFO	180%
Robert J. Banks, EVP & COO	180%
Steven L. Tomberlin, SVP — RDE	150%

The basis for equally allocating the mix of long-term equity awards for NEOs (other than the CEO) between Performance RSUs and restricted stock awards was to divide the equity incentives among time-vested and performance-based awards to incentivize the officers to achieve short-term and long-term success and to provide a retention incentive for our officers. The CEO’s allocation is weighted more heavily to Performance RSUs to reflect the higher level of responsibility this position holds. The following charts summarize the mix of Performance RSUs and restricted stock awards granted during 2013 for our CEO and for the Company’s other NEOs:

CEO Long-Term Incentives	Other NEO Long-Term Incentives

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The new Performance RSUs granted to our NEOs will measure performance over a 3-year performance period (for 2013 awards, January 1, 2013 to December 31, 2015). Each NEO’s Performance RSU award payout opportunity ranges from zero to 200% of target depending on level of performance, with performance levels above target intending to reward NEOs for overachievement. Assisted through discussion with, and benchmarking data provided by, our compensation consultant, the Compensation Committee approved the following table of metrics, weightings and performance levels (threshold, target and challenge):

Metric	Weighting	Threshold Performance (50% of Target)	Target Performance (100% of Target)	Challenge Performance (200% of Target)
3Yr Relative Total Shareholder Return(1)	75%	>30th Percentile	>50th Percentile	>75th Percentile
3Yr Relative Adjusted Return on Capital Employed(1)	25%	>30th Percentile	>50th Percentile	>75th Percentile

	100%

(1)	Metric will use “2013 Peer Group” previously mentioned to determine relative performance.

Each metric is intended to link executive pay to achievement of Swift Energy’s long-term mission and business goals. The Compensation Committee believes the 75% weighting of the 3-year TSR metric is justified because it considers performance in relation to the 2013 peer group and provides a strong link between the performance of the NEO team and their realized compensation. Because our business is capital intensive, requiring large investments, in most cases over a number of years, before tangible financial returns are achieved, our Compensation Committee selected 3-year relative ROCE as a good indicator of long-term performance. This metric measures the profitability of our capital employed in our business compared with that of our 2013 peer group.

To determine payout levels, at the end of the 3-year performance period, each performance metric will be compared to actual performance to determine the number of shares earned by NEO. Performance below the threshold level on any metric will result in no credit awarded for that metric. Performance at or above the threshold level on any metric will result in computing the pro rata percentage points achieved for such given metric. The Compensation Committee will certify the performance results. The Performance RSU Agreements for the 2013 awards allow negative discretion of the Compensation Committee.

The rules governing the Summary Compensation Table mandate that the value disclosed for equity awards be the “grant date fair value.” For the Performance RSUs granted, this amount is calculated based on the expected probable outcome “grant date fair value,” using a Monte Carlo simulation. The actual amount realized by the recipient of these long-term equity incentive awards could be higher or lower depending on the Company’s actual performance. For instance, the “grant date fair value” disclosed in the Summary Compensation Table for the Performance RSUs awarded to our CEO in 2013 is $1,290,430 (using a grant date fair value per share of $15.01 (as calculated in footnote 1 of the Grants of Plan-Based Awards Table); however, the realizable value of those Performance RSUs based on Swift Energy’s performance versus our peers’ performance through December 31, 2013, (assuming the 3-year performance period ended on that day) would have been $145,125. This discrepancy between “grant date fair value” and realized value is an example of why the Compensation Committee seeks to align the executive compensation plan directly to the Company’s performance.

Based on industry marketplace data provided by our independent compensation consultant, 2013 time-based restricted stock awards were granted with 3-year cliff vesting, which requires service for the full three years prior to vest and represents a change from previous awards’ vesting schedule of one-third on each anniversary of the grant date. All other terms of restricted stock awards remain unchanged from 2012. The amount reflected in the Summary Compensation Table for restricted stock awards for our CEO is $570,843.

Further details of these long-term equity incentive awards are disclosed in the Summary Compensation Table and Grants of Plan-Based Awards Table.

2014 Proxy Statement	| 39

Other Compensation Related Policies

Stock Ownership Guidelines

To further align senior management’s interests with the interests of shareholders with respect to long-term shareholder growth, the Board of Directors adopted Board and Executive Stock Ownership Guidelines in March 2012. The Board has approved equity ownership guidelines for the Company’s officers and directors as follows:

Position	Ownership Guidelines
CEO	5x base salary or ownership of 75,000 shares of common stock
President	4x base salary or ownership of 35,000 shares of common stock
Executive Vice Presidents and Section 16 Officers	3x base salary
Non-employee Board of Director	5x annual cash retainer

•	All covered individuals were given a 5-year transition period beginning in March 2012 to achieve compliance with the above guidelines.

Prohibition on Hedging Swift Energy Securities

•

Our Insider Trading Policy, adopted in November 2006 by the Board of Directors, is applicable to all Board members, officers, and employees and prohibits short sales of Swift Energy securities or any hedging or monetization transaction, such as zero-cost collars or forward sale contracts.

•	In addition, the Insider Trading Policy prohibits transactions in publicly traded options, such as puts, calls and other derivative securities, involving Swift Energy securities.

Clawback Provision

The Performance RSUs awarded to our NEOs as part of the 2013 executive compensation program contain a “clawback” provision related to any misconduct, malfeasance or gross negligence by the individual that contributes to any inaccuracy of the Company’s financial results or the results to the performance metrics tied to the awards. The Company does not have any other “clawback” policy with respect to the 2013 compensation elements which would allow the Company to recoup paid compensation from designated individuals in the event of a financial restatement.

Compensation Policies and Practices as They Relate to Risk Management

In accordance with the requirements of Regulation S-K, Item 402(s), to the extent that risks may arise from the Company’s compensation policies and practices that are reasonably likely to have a material adverse effect on the Company, we are required to discuss those policies and practices for compensating the employees of the Company (including employees that are not NEOs) as they relate to the Company’s risk management practices and the possibility of incentivizing risk-taking. We have determined that the compensation policies and practices established with respect to the Company’s employees are not reasonably likely to have a material adverse effect on the Company and, therefore, no such disclosure is necessary.

40 |	2014 Proxy Statement

Compensation Committee Report

The Compensation Committee reviewed and discussed the above Compensation Discussion and Analysis with management. Based upon this review, the related discussions and other matters deemed relevant and appropriate by the Compensation Committee, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement to be delivered to shareholders of Swift Energy.

COMPENSATION COMMITTEE Clyde W. Smith, Jr. (Chair) Douglas J. Lanier Greg Matiuk Charles J. Swindells

2014 Proxy Statement	| 41

Summary Compensation Table

The following table sets forth certain summary information regarding compensation paid or accrued by the Company to or on behalf of the Company’s Chief Executive Officer, Chief Financial Officer, and each of the three most highly compensated executive officers of the Company other than the CEO and CFO, who were serving as an executive officer at the end of the last fiscal year, for the fiscal years ended December 31, 2011, December 31, 2012, and December 31, 2013. These five individuals are referred to throughout this proxy statement as “Named Executive Officers” or “NEOs.”

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Bonus ($) (d)	Stock Awards ($)(1)(2) (e)	Option Awards ($)(1) (f)	Non-Equity Incentive Plan Compen- sation ($)(3) (g)	Change in Pension and Non- qualified Deferred Compen- sation Earnings ($) (h)	All Other Compen- sation ($)(4) (i)	Total ($) (j)
Terry E. Swift Chairman of the Board and Chief Executive Officer	2013	$685,450	$—	$1,861,273	$—	$—	$—	$34,608	$2,581,331
	2012	$665,480	$—	$1,700,023	$1,207,500	$266,192	$—	$40,811	$3,880,006
	2011	$646,090	$—	$1,951,538	$2,218,991	$1,001,440	$—	$45,700	$5,863,759

Alton D. Heckaman, Jr. Executive Vice President and Chief Financial Officer	2013	$462,090	$—	$758,828	$—	$—	$—	$25,911	$1,246,829
	2012	$448,630	$—	$779,857	$553,840	$201,884	$—	$43,238	$2,027,449
	2011	$435,560	$—	$754,197	$722,453	$607,606	$—	$42,685	$2,562,501

Bruce H. Vincent President	2013	$536,560	$—	$1,173,288	$—	$—	$—	$32,464	$1,742,312
	2012	$520,930	$—	$1,425,931	$1,014,300	$234,419	$—	$93,746	$3,289,326
	2011	$505,750	$—	$1,406,130	$1,005,338	$705,521	$—	$84,773	$3,707,512

Robert J. Banks Executive Vice President and Chief Operating Officer	2013	$461,540	$—	$758,828	$—	$—	$—	$37,743	$1,258,111
	2012	$448,090	$—	$871,221	$618,240	$201,641	$—	$67,619	$2,206,811
	2011	$435,030	$—	$856,461	$611,320	$606,867	$—	$54,477	$2,564,155

Steve L. Tomberlin Senior Vice President — Resource Development and Engineering	2013	$342,000	$—	$469,315	$—	$—	$—	$16,572	$827,887
	2012	$332,030	$—	$391,560	$278,530	$119,531	$—	$16,173	$1,137,824
	2011	$301,840	$—	$336,619	$238,204	$256,564	$—	$13,610	$1,146,837

(1)	The amounts in columns (e) and (f) reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 for awards granted during that year. Assumptions used in the calculation of these amounts are included in Note 6 to Consolidated Financial Statements to the Company’s audited financial statements for the fiscal years ended December 31, 2011, December 31, 2012, and December 31, 2013, included in the Company’s Annual Report on Forms 10-K for the years ended December 31, 2011, December 31, 2012, and December 31, 2013, respectively.
(2)	Prior to 2013, amounts in column (e) were exclusively time-based restricted stock awards. Beginning in 2013, column (e) is comprised of both time-based restricted stock and Performance RSUs. The value of each respective component for 2013 is as follows:

	Time-Based Restricted Stock Awards ($)	Performance RSUs ($)^
Terry E. Swift	$570,843	$1,290,430
Alton D. Heckaman, Jr.	$385,203	$373,625
Bruce H. Vincent	$595,595	$577,693
Robert J. Banks	$385,203	$373,625
Steven L. Tomberlin	$238,238	$231,077

^	The disclosed amounts with respect to the Performance RSUs are calculated based on the expected probable (target) outcome grant date fair value computed in accordance with FASB ASC Topic 718. The threshold and maximum amounts, respectively, for each NEO’s awards are: Mr. Swift — $645,215, $2,580,860; Mr. Heckaman — $186,813, $747,250; Mr. Vincent — $288,847, $1,555,386; Mr. Banks — $186,813, $747,250; and Mr. Tomberlin — $115,539, $462,154.

42 |	2014 Proxy Statement

See “Compensation Discussion and Analysis—2013 Executive Compensation Components — Long-Term Equity Incentives” beginning on page 37, “Grants of Plan-Based Awards” on page 44 and “Outstanding Equity Awards at December 31, 2013,” beginning on page 45 for a description of these awards.
(3)	Amounts in column (g) for 2011, 2012 and 2013 include amounts earned during 2011, 2012 and 2013, but paid in 2012, 2013 and 2014, respectively. See “Compensation Discussion and Analysis — 2013 Executive Compensation Components — Annual Incentive Cash Bonus” beginning on page 36 for more information.
(4)	Includes all other compensation items (column (i)) for each of 2011, 2012, and 2013 in addition to that reported in columns (c) through (h):

		Swift		Heckaman	Vincent		Banks		Tomberlin
Vacation Buyback	2013	$—		$—	$—		$—		$—
	2012	$3,100		$8,376	$9,726		$8,366		$—
	2011	$—		$14,248	$10,257		$3,655		$—

Savings Plan Contributions*	2013	$15,300		$15,300	$15,300		$15,300		$15,300
	2012	$12,500		$12,500	$12,500		$12,500		$12,500
	2011	$12,250		$12,250	$12,250		$12,250		$12,250

Life Insurance Premiums**	2013	$12,243		$7,570	$14,603		$14,395		$—
	2012	$16,324		$10,093	$19,471		$14,395		$—
	2011	$16,324		$10,093	$19,471		$14,395		$—

Tax Reimbursements***	2013	$5,793		$1,769	$1,289		$6,776		$—
	2012	$7,672		$11,054	$29,561		$14,953		$2,458
	2011	$5,293		$4,734	$14,157		$7,915		$—

Contributions to Employee Stock Ownership Plan Account****	2013	$1,272		$1,272	$1,272		$1,272		$1,272
	2012	$1,215		$1,215	$1,215		$1,215		$1,215
	2011	$1,360		$1,360	$1,360		$1,360		$1,360

Perquisites*****	2013	$—		$—	$—		$—		$—
	2012	$—		$—	$21,273	[a]	$16,190	[b]	$—
	2011	$10,473	[c]	$—	$27,278	[d]	$14,902	[e]	$—

*	Company contributions to the Named Executive Officer’s Swift Energy Company Employee Savings Plan account (100% in Company common stock).
**	Insurance premiums paid by the Company with respect to life insurance for the benefit of the Named Executive Officer.
***	Amounts paid by the Company to reimburse the Named Executive Officer for the amount taxed on certain taxable benefits.
****	Company contributions (100% in Company common stock) to the Named Executive Officer’s Swift Energy Company Employee Stock Ownership Plan account.
*****	Perquisites are quantified only where the aggregate perquisites for the Named Executive Officer exceeded $10,000 during 2012 and 2011. No NEO had perquisites greater than $10,000 during 2013.
a	Perquisites for Mr. Vincent in 2012 include the following amounts: reserved parking — $260, sporting event and theater tickets — $2,227, tax preparation — $605, estate planning — $8,117, and spousal travel — $10,064.
b	Perquisites for Mr. Banks in 2012 include the following amounts: reserved parking — $260, sporting event and theater tickets — $977, and estate planning — $14,953.
c	Perquisites for Mr. Swift in 2011 include the following amounts: reserved parking — $260, sporting event and theater tickets — $983, tax preparation — $1,250, and spousal travel — $7,980.
d	Perquisites for Mr. Vincent in 2011 include the following amounts: reserved parking — $260, sporting event and theater tickets — $2,334, tax preparation — $571, estate planning — $10,000, and spousal travel — $14,113.
e	Perquisites for Mr. Banks in 2011 include the following amounts: reserved parking - $260, sporting event and theater tickets — $843, estate planning — $10,000, and spousal travel — $3,799.

2014 Proxy Statement	| 43

Grants of Plan-Based Awards

The following table sets forth certain information with respect to the equity awards granted during the year ended December 31, 2013, to each Named Executive Officer listed in the Summary Compensation Table:

Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards(1)			All Other Stock Awards: Number of Shares of Stock or Units (#)(1) (i)		All Other Option Awards: Number of Securities Under- lying Options (#) (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Terry E. Swift	02/12/2013	—	—	—	43,000	86,000	172,000	—		—	$—	$15.01	(2)
	02/12/2013	—	—	—	—	—	—	36,900	(3)	—	$—	$15.47
Alton D. Heckaman, Jr.	02/12/2013	—	—	—	12,450	24,900	49,800	—		—	$—	$15.01	(2)
	02/12/2013	—	—	—	—	—	—	24,900	(3)	—	$—	$15.47
Bruce H. Vincent	02/12/2013	—	—	—	19,250	38,500	77,000	—		—	$—	$15.01	(2)
	02/12/2013	—	—	—	—	—	—	38,500	(3)	—	$—	$15.47
Robert J. Banks	02/12/2013	—	—	—	12,450	24,900	49,800	—		—	$—	$15.01	(2)
	02/12/2013	—	—	—	—	—	—	24,900	(3)	—	$—	$15.47
Steven L. Tomberlin	02/12/2013	—	—	—	7,700	15,400	30,800	—		—	$—	$15.01	(2)
	02/12/2013	—	—	—	—	—	—	15,400	(3)	—	$—	$15.47

(1)	Awards are granted under the 2005 Plan and, therefore, maximum future payouts may be limited by the terms of such plan.
(2)	Amount shown is a weighted average calculation of the grant date fair value of the two components of the award as follows: TSR ($14.85 x 75%) + ROCE ($15.47 x 25%).
(3)	Amount shown reflects number of restricted shares granted to the Named Executive Officer during 2013 pursuant to the 2005 Plan. Restrictions on restricted shares lapse as to all of such shares on the third anniversary of the grant date.

44 |	2014 Proxy Statement

Outstanding Equity Awards at December 31, 2013

The following table includes certain information about stock options and restricted stock outstanding at December 31, 2013, for each Named Executive Officer listed in the Summary Compensation Table:

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Terry E. Swift Stock Options
11/15/2005	3,011	—		—	$43.48	11/08/2014	—		—	—		—
02/07/2006	25,400	—		—	$44.24	02/08/2016	—		—	—		—
11/28/2006	2,556	—		—	$51.21	11/08/2014	—		—	—		—
02/06/2007	34,100	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	37,800	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	27,902	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	43,334	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	44,000	22,000		—	$42.61	02/09/2021	—		—	—		—
03/21/2011	9,390	—		—	$41.83	11/08/2014	—		—	—		—
03/21/2011	19,555	—		—	$41.83	02/10/2019			—	—		—
03/21/2011	12,700	—		—	$41.83	02/08/2020	—		—	—		—
02/13/2012	25,000	50,000		—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/09/2011	—	—		—	—	—	15,267	(4)	$206,105	—		—
02/13/2012	—	—		—	—	—	34,734	(4)	$468,909	—		—
02/12/2013	—	—		—	—	—	36,900	(5)	$498,150	43,000	(6)	$580,500
Alton D. Heckaman, Jr. Stock Options
11/08/2004	477	—		—	$25.18	11/08/2014	—		—	—		—
02/07/2006	11,100	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	14,300	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	17,100	—		—	$43.21	02/11/2018	—		—	—		—
05/14/2008	2,221	—		—	$57.80	11/08/2014	—		—	—		—
02/10/2009	19,867	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	28,300	—		—	$24.52	02/08/2020	—		—	—		—
03/17/2010	2,197	—		—	$33.50	11/08/2014	—		—	—		—
12/03/2010	3,626	—		—	$40.15	02/01/2019	—		—	—		—
02/09/2011	17,000	8,500	(3)	—	$42.61	02/09/2021	—		—	—		—
02/13/2012	11,466	22,934	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/09/2011	—	—		—	—	—	5,900	(4)	$79,650	—		—
02/13/2012	—	—		—	—	—	15,934	(4)	$215,109	—		—
02/12/2013	—	—		—	—	—	24,900	(5)	$336,150	12,450	(6)	$168,075
Bruce H. Vincent Stock Options
11/08/2004	10,800	—		—	$25.18	11/08/2014	—		—	—		—
02/07/2006	16,700	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	21,100	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	25,600	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	52,400	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	41,000	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	31,666	15,834	(3)	—	$42.61	02/09/2021	—		—	—		—
02/13/2012	21,000	42,000	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/09/2011	—	—		—	—	—	11,000	(4)	$148,500	—		—
02/13/2012	—	—		—	—	—	29,134	(4)	$393,309	—		—
02/12/2013	—	—		—	—	—	38,500	(5)	$519,750	19,250	(6)	$259,875

2014 Proxy Statement	| 45

	Option Awards						Stock Awards
Name and Grant Date (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (#) (g)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2) (j)
Robert J. Banks Stock Options
02/06/2004	7,000	—		—	$16.16	02/06/2014	—		—	—		—
11/08/2004	4,100	—		—	$25.18	11/08/2014	—		—	—		—
02/07/2006	4,500	—		—	$44.24	02/08/2016	—		—	—		—
02/06/2007	11,500	—		—	$43.48	02/06/2017	—		—	—		—
02/11/2008	13,700	—		—	$43.21	02/11/2018	—		—	—		—
02/10/2009	25,000	—		—	$14.66	02/10/2019	—		—	—		—
02/08/2010	28,300	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	19,333	9,667	(3)	—	$42.61	02/09/2021	—		—	—		—
02/13/2012	12,800	25,600	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/09/2011	—	—		—	—	—	6,700	(4)	$90,450	—		—
02/13/2012	—	—		—	—	—	17,800	(4)	$240,300	—		—
02/12/2013	—	—		—	—	—	24,900	(5)	$336,150	12,450	(6)	$168,075
Steven L. Tomberlin Stock Options
02/08/2010	14,200	—		—	$24.52	02/08/2020	—		—	—		—
02/09/2011	7,533	3,767	(3)	—	$42.61	02/09/2021	—		—	—		—
02/13/2012	5,766	11,534	(3)	—	$32.63	02/13/2022	—		—	—		—
Restricted Stock
02/09/2011	—	—		—	—	—	2,634	(4)	$35,559	—		—
02/13/2012	—	—		—	—	—	8,000	(4)	$108,000	—		—
02/12/2013	—	—		—	—	—	15,400	(5)	$207,900	7,700	(6)	$103,950

(1)	Amount reflects the aggregate market value of unvested restricted shares at December 31, 2013, which equals the number of unvested restricted shares in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2013 ($13.50).
(2)	Amount reflects the aggregate market value of unvested equity incentive plan awards at December 31, 2013, which equals the number of unvested equity incentive plan awards in column (g) multiplied by the closing price of the Company’s common stock at December 31, 2013 ($13.50).
(3)	Stock options become exercisable in three equal installments each year beginning on the first anniversary of the grant date.
(4)	Restrictions on these restricted shares lapse as to one-third of such shares each year beginning on the first anniversary of the grant date.
(5)	Restrictions on these restricted shares lapse as to all of such shares on the third anniversary of the grant date.
(6)	The Performance RSUs are weighted 75% toward achievement of a certain 3-year TSR and 25% toward achievement of a certain 3-year ROCE. The disclosed amounts are based on achieving threshold performance goals. See “Compensation Discussion and Analysis — 2013 Executive Compensation Components — Long-Term Equity Incentives” beginning on page 37 and “Grants of Plan-Based Awards” on page 44 for more information on these awards.

46 |	2014 Proxy Statement

Option Exercises and Stock Vested

The following table includes information regarding stock options exercised and restricted stock vested for the Named Executive Officers listed in the Summary Compensation Table during the fiscal year ended December 31, 2013:

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (#) (b)	Value Realized on Exercise ($) (c)	Number of Shares Acquired on Vesting (#) (d)	Value Realized on Vesting ($)(1) (e)
Terry E. Swift	—	$—	47,667	$751,014
Alton D. Heckaman, Jr.	—	$—	20,433	$321,910
Bruce H. Vincent	11,577	$12,272	35,066	$552,408
Robert J. Banks	—	$—	22,167	$349,218
Steven L. Tomberlin	—	$—	9,933	$156,483

(1)	Amount reflects value realized by multiplying the number of shares of restricted stock vesting by the market value on the vesting date.

Potential Payments Upon Termination or Change in Control

The table below and the discussion that follows reflect the amount of compensation payable to each Named Executive Officer upon the occurrence of the different circumstances of death, permanent disability, change of control, or other termination under each Named Executive Officer’s employment agreement (except for Mr. Tomberlin who does not have an employment agreement) and the Company’s Change of Control Severance Plan, the Performance RSU agreements and equity compensation plans. The amounts shown assume that such termination was effective December 31, 2013. The actual amounts to be paid out can only be determined at the time of such executive’s separation from the Company.

2014 Proxy Statement	| 47

These employment agreements automatically extend for one year on each anniversary of the agreement. However, each officer with an employment agreement serves at the pleasure of the Board as the agreements allow for termination at any time with sixty days’ written notice. We also adopted the Swift Energy Company Change of Control Severance Plan (the “Change of Control Severance Plan”) in November 2008, under which all employees (including officers) are participants. It is a double-trigger plan and benefits are only payable if there is both a Change of Control and a qualified employment termination. Each Named Executive Officer’s employment agreement enhances certain payment amounts and other benefits provided in the Change of Control Severance Plan, which amounts were determined based on the Compensation Committee’s study of peer programs of this nature. The performance RSU agreements are discussed in more detail in the “Compensation Discussion and Analysis — 2013 Executive Compensation Components — Long-Term Equity Incentives” section beginning on page 37 and “Grants of Plan-Based Awards” section on page 44.

					Equity Acceleration
	Cash Payments		Benefit Cost(1)		Stock Options(2)		Restricted Stock(2)		Restricted Stock Units		Total
Terry E. Swift
Death	$5,060,670		$18,072		$—		$1,173,164		$1,161,000		$7,412,906
Disability	$5,060,670		$61,500		$—		$1,173,164		$1,161,000		$7,456,334
Change of Control	$5,060,670		$38,392		$—		$1,173,164		$1,161,000		$7,433,226
Senior Officer Tenure(3)	$3,373,780		$43,428		$—		$1,173,164		$—	(5)	$4,590,372
Termination by Employee Without Good Reason	$1,686,890		$25,356		$—		$—		$—		$1,712,246
Termination by Employee for Good Reason or by the Company Without Cause	$5,060,670		$61,500		$—		$1,173,164		$—	(5)	$6,295,334

Alton D. Heckaman, Jr.
Death	$3,209,088		$18,072		$—		$630,909		$336,150		$4,194,219
Disability	$3,209,088		$55,272		$—		$630,909		$336,150		$4,231,419
Change of Control	$3,777,852	(4)	$32,164		$—		$630,909		$336,150		$4,777,075
Senior Officer Tenure(3)	$2,139,392		$37,200		$—		$630,909		$—	(5)	$2,807,501
Termination by Employee Without Good Reason	$1,069,696		$19,128		$—		$—		$—		$1,088,824
Termination by Employee for Good Reason or by the Company Without Cause	$3,209,088		$55,272		$—		$630,909		$—	(5)	$3,895,269

Bruce H. Vincent
Death	$3,726,243		$18,072		$—		$1,061,559		$519,750		$5,325,624
Disability	$3,726,243		$64,656		$—		$1,061,559		$519,750		$5,372,208
Change of Control	$4,454,412	(4)	$41,548		$—		$1,061,559		$519,750		$6,077,269
Senior Officer Tenure(3)	$2,484,162		$46,584		$—		$1,061,559		$—	(5)	$3,592,305
Termination by Employee Without Good Reason	$1,242,081		$28,512		$—		$—		$—		$1,270,593
Termination by Employee for Good Reason or by the Company Without Cause	$3,726,243		$64,656		$—		$1,061,559		$—	(5)	$4,852,458

Robert J. Banks
Death	$2,671,018		$18,072		$—		$666,900		$336,150		$3,692,140
Disability	$2,671,018		$50,544		$—		$666,900		$336,150		$3,724,612
Change of Control	$3,173,510	(4)	$36,472		$—		$666,900		$336,150		$4,213,032
Senior Officer Tenure(3)	$1,602,611		$32,472		$—		$666,900		$—	(5)	$2,301,983
Termination by Employee Without Good Reason	$—		$—		$—		$—		$—		$—
Termination by Employee for Good Reason or by the Company Without Cause	$2,671,018		$50,544		$—		$666,900		$—	(5)	$3,388,462

Steven L. Tomberlin
Death	$—		$—		$—	(6)	$—	(6)	$207,900		$207,900
Disability	$—		$—		$—	(6)	$—	(6)	$207,900		$207,900
Change of Control	$1,197,128		$27,712		$—		$—		$207,900		$1,432,740
Senior Officer Tenure	$—	(7)	$—	(7)	$—	(7)	$—	(7)	$—	(5)	$—
Termination by Employee Without Good Reason(7)	$—		$—		$—		$—		$—		$—
Termination by Employee for Good Reason or by the Company Without Cause	$—	(7)	$—	(7)	$—	(7)	$—	(7)	$—	(5)	$—

(1)	Includes payment of insurance continuation as provided in employment agreement and the Change of Control Severance Plan.

48 |	2014 Proxy Statement

(2)	Includes value of option spread and full-value awards upon accelerated vesting of equity grants at $13.50 per share (closing price on December 31, 2013).
(3)	Termination by employee upon achieving “Senior Officer Tenure,” which requires that the 1-year anniversary of the Named Executive Officer’s employment agreement has occurred, the Named Executive Officer has reached the age of 55 years or older, and the Named Executive Officer has been employed by the Company for a minimum of ten years. The Named Executive Officer must meet the conditions for Senior Officer Tenure and provide at least six months’ written notice to the Company of his intention to terminate his employment. As of December 31, 2013, Mr. Banks was not eligible for Senior Officer Tenure; however, amounts are shown for this officer to satisfy Regulation S-K 402(j).
(4)	Amount includes a gross-up reimbursement payment for amounts that would be owed in taxes pursuant to Section 4999 of the Internal Revenue Code as follows: Mr. Heckaman — $568,764; Mr. Vincent — $728,169; Mr. Banks — $502,493.
(5)	Pursuant to the terms of the award agreement, the Performance RSUs would be paid on a pro rata basis based on length of service. Performance will be measured at the end of the original 3-year performance period. As such, it is impossible to determine the payout at December 31, 2013, but the value of such awards, based on achieving target performance at $13.50 per share (the closing price on December 31, 2013), if the performance period ended on December 31, 2013, would be: Mr. Swift — $145,125; Mr. Heckaman — $42,019; Mr. Vincent — $64,969; Mr. Banks — $42,019; and Mr. Tomberlin — $25,988.
(6)	The provisions of the 2005 Plan apply to Mr. Tomberlin because he does not have an employment agreement.
(7)	These provisions do not apply to Mr. Tomberlin because he does not have an employment agreement.

Computation of Payments

Under the employment agreements (except for Mr. Tomberlin who does not have an employment agreement) executed November 4, 2008, the Performance RSU agreements, the Company’s compensation plans and the Company’s Change of Control Severance Plan, in the event of termination of employment of a Named Executive Officer, that Named Executive Officer would receive the payments, accelerations and benefits described below. All of our employment agreements and compensation arrangements have been drafted to comply with Section 409A of the Internal Revenue Code, principally by deferring amounts payable upon termination, as applicable, for at least six months. In each scenario, “Annual Compensation” is the Named Executive Officer’s annual base salary, plus the highest of his annual cash bonuses paid in the prior 36 months:

•	Death

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for dependents for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for dependents for 12 months

  Mr. Tomberlin

•	Acceleration of vesting of Performance RSUs at the target level

•	Disability

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

2014 Proxy Statement	| 49

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 30 months

•	Life Insurance for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 24 months

•	Life Insurance for 12 months

  Mr. Tomberlin

•	Acceleration of vesting of Performance RSUs at the target level

•	By Employee for Good Reason or by Company Without Cause

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 30 months

•	Life Insurance for 12 months

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 24 months

•	Life Insurance for 12 months

  Mr. Tomberlin

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Change of Control

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 3 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of restricted stock

50 |	2014 Proxy Statement

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Life Insurance for 12 months

•	Outplacement services up to $4,000

  Mr. Banks

•	Cash Payment of 2.5 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of restricted stock

•	Acceleration of vesting and exercisability of all stock options

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Life Insurance for 12 months

•	Outplacement services up to $4,000

  Mr. Tomberlin

•	Cash Payment of 2 x Annual Compensation

•	Reimbursement for amounts due pursuant to Section 4999 of the Internal Revenue Code

•	Acceleration of vesting of Performance RSUs at the target level

•	Health Insurance for 12 months

•	Outplacement services up to $4,000

•	Termination by Employee Upon 60 Days’ Notice Without Good Reason

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 1 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Health Insurance for 6 months

•	Life Insurance for 12 months

•	Termination by Employee Upon Achieving Senior Officer Tenure, which requires reaching the age of 55, being employed by the Company for at least ten years and providing six months’ advance notice

  Messrs. T. Swift, Vincent and Heckaman

•	Cash Payment of 2 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Acceleration of vesting of restricted stock, subject to meeting certain service requirements

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 18 months

•	Life Insurance for 12 months

2014 Proxy Statement	| 51

  Mr. Banks

•	Cash Payment of 1.5 x Annual Compensation

•	Acceleration of vesting of stock options (exercisability dates remain the same)

•	Acceleration of vesting of restricted stock, subject to meeting certain service requirements

•	Performance RSUs prorated as to length of service provided during the performance period and payment levels not determinable and/or payable until performance period ends

•	Health Insurance for 12 months

•	Life Insurance for 12 months

Conditions and Covenants

Each Named Executive Officer must also observe a noncompete provision in his employment agreement (except for Mr. Tomberlin who does not have an employment agreement). Based on the terms of the employment agreements, the covenant not to compete provision would be effective for a maximum of three years following the termination of a Named Executive Officer.

A Named Executive Officer will not receive compensation under his employment agreement if the Company terminates the Named Executive Officer for Cause. Cause is generally defined in the employment agreement as commission of fraud against the Company, willful refusal, without proper legal cause to faithfully and diligently perform the Named Executive Officer’s duties as directed, or breach of the confidentiality provision of the employment agreement.

52 |	2014 Proxy Statement

PROPOSAL 3 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”) requires all public companies to solicit from shareholders an advisory, nonbinding vote to approve the compensation of their named executive officers in accordance with SEC rules. At the 2011 annual meeting, Swift Energy shareholders approved an annual advisory proposal to approve the compensation of Swift Energy’s Named Executive Officers, and the Board of Directors determined to submit such a proposal, commonly known as a “say on pay” proposal, to shareholders annually.

This proposal grants shareholders the opportunity to express their views on the compensation of our Named Executive Officers, whose compensation is reflected in the Summary Compensation Table and CD&A. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this proxy statement.

In our last shareholder say on pay vote at our 2013 annual meeting, 93.23% of votes were cast for approval of the compensation paid to our Named Executive Officers for the 2012 fiscal year. Our independent Compensation Committee believes this demonstrates significant shareholder support of Swift Energy’s approach to executive compensation. In last year’s proxy statement and in response to the 2011 and 2012 “say on pay” votes, our Compensation Committee, assisted by an independent compensation consultant, revised our annual incentive cash bonus and long-term incentive programs. In implementing such revised programs, the Compensation Committee awarded certain long-term equity incentives to the Named Executive Officers (comprised of both Performance RSUs, which will only vest if threshold levels of certain operational and financial metrics are met using a 3-year performance measurement period, and time based restricted stock awards) and paid no incentive cash bonus amounts to Named Executive Officers for fiscal year 2013 due to the Company’s overall lower achievement. In deciding how to vote on this proposal, we encourage you to read “Executive Compensation — Compensation Discussion and Analysis” for a detailed description of our executive compensation philosophy and program, the compensation decisions the Compensation Committee, comprised entirely of independent directors, has made under the program and the factors considered in making those decisions.

We have designed our executive compensation program to attract, retain and motivate talented executives to deliver business results and value to our shareholders, reward performance, and align our executive’s interests with the interests of our shareholders. We believe that our compensation program encourages executive decision making that is aligned with the long-term interests of our shareholders by tying the largest portion of executive compensation to Company performance.

We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this proxy statement in accordance with SEC rules, which includes the disclosures under “Executive Compensation — Compensation Discussion and Analysis,” the compensation tables and the narrative discussions following the compensation tables.

Because this vote is advisory, it will not be binding and the Compensation Committee of the Board of Directors has the responsibility for determining executive compensation. However, the Compensation Committee values the opinions of the Company’s shareholders and will consider the outcome of the advisory vote when making future decisions and recommendations about executive compensation. No determination has been made as to what action the Board of Directors may take if shareholders do not approve the executive compensation, but the Compensation Committee will consider voting results and how they should be addressed.

A majority of the votes cast is required to approve this Proposal 3. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote.

The Board of Directors unanimously recommends that shareholders vote “FOR” approving the compensation of Swift Energy’s Named Executive Officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC.

2014 Proxy Statement	| 53

PROPOSAL 4 — RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS SWIFT ENERGY COMPANY’S INDEPENDENT AUDITOR FOR THE FISCAL YEAR ENDING DECEMBER 31, 2014

The Audit Committee of the Board of Directors has selected Ernst & Young LLP as the independent registered public accounting firm for the Company to audit its consolidated financial statements and internal control over financial reporting for 2014. See “Audit Committee Disclosure” following this proposal for more information related to Ernst & Young LLP.

Shareholder approval or ratification is not required for the selection of Ernst & Young LLP, since the Audit Committee of the Board of Directors has the responsibility for selecting the Company’s independent auditor. However, the selection is being submitted for ratification at the Annual Meeting as a matter of good corporate practice. No determination has been made as to what action the Board of Directors would take if shareholders do not approve the appointment, but the Audit Committee may reconsider whether or not to retain the firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the selection of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in the Company’s and its shareholders’ best interests.

The Board of Directors unanimously recommends that shareholders vote “FOR” the ratification of the selection of Ernst & Young LLP as the Company’s independent auditor.

54 |	2014 Proxy Statement

AUDIT COMMITTEE DISCLOSURE

Preapproval Policies and Procedures

The charter of the Audit Committee provides that the Audit Committee shall approve, in its sole discretion, any professional services to be provided by the Company’s independent auditor, including audit services and significant non-audit services (significant being defined for these purposes as non-audit services for which fees in the aggregate equal 5% or more of the base annual audit fee paid by the Company to its independent auditor), before such services are rendered, and consider the possible effect of the performance of such latter services on the independence of the auditor. The Audit Committee may delegate preapproval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom preapproval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting. All of the services described below for 2013 and 2012 were preapproved by the Audit Committee before Ernst & Young LLP was engaged to render the services.

Services Fees Paid to Independent Public Accounting Firm

Ernst & Young LLP, certified public accountants, began serving as the Company’s independent auditor in 2002. The Audit Committee, with ratification of the shareholders, engaged Ernst & Young LLP to perform an annual audit of the Company’s financial statements for the fiscal year ended December 31, 2013. A representative from Ernst & Young LLP will be present at this year’s Annual Meeting. Such representative will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees and expenses billed by Ernst & Young LLP for its audit of the Company’s annual consolidated financial statements and for its review of the financial statements included in the Company’s Quarterly Reports on Form 10-Q for 2013 and 2012, and for its audit of internal control over financial reporting for 2013 and 2012, and for other services provided by Ernst & Young LLP.

	2013	2012
Audit Fees	$1,603,953	$1,458,110
Audit-Related Fees	0	0
Tax Fees	$125,131	$160,444
All Other Fees	0	0

Totals	$1,729,084	$1,618,554

The audit fees for 2013 and 2012 were for professional services rendered in connection with the audits of our consolidated financial statements and reviews of our quarterly consolidated financial statements within such years. These fees also include the issuance of comfort letters, consents and assistance with review of various documents filed with the SEC in 2013 and 2012. The tax services provided in 2013 and 2012 generally consisted of compliance, tax advice and tax planning services.

Report of the Audit Committee

In connection with the financial statements for the fiscal year ended December 31, 2013, the Audit Committee has:

•	reviewed and discussed the audited financial statements with management;

•

discussed with Ernst & Young LLP, the Company’s independent registered public accounting firm (the “Auditor”), the matters required to be discussed by the Statement on Auditing Standards (“SAS”) No. 61 (codification of SAS AU § 380) as adopted by the Public Accounting Oversight Board in Rule 3200T, as amended; and

2014 Proxy Statement	| 55

•

obtained the written disclosures and the letter from the Auditor in accordance with the applicable requirements of the Public Company Accounting Oversight Board regarding the Auditor’s communications with the Audit Committee concerning independence, and has discussed with the Auditor the Auditor’s independence.

Based on the reviews and discussion referred to above, we recommended to the Board of Directors that the Company’s audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2013, filed with the Securities and Exchange Commission.

AUDIT COMMITTEE

Deanna L. Cannon (Chair)
Clyde W. Smith, Jr.
Charles J. Swindells

56 |	2014 Proxy Statement

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors, executive officers, and persons who own more than 10% of the Company’s common stock to file reports with the SEC regarding their ownership of, and transactions in, the Company’s common stock. SEC regulations require Swift Energy to identify anyone who filed a required report late during the most recent fiscal year. Based on a review of the Forms 3 and 4 filed during the 2013 fiscal year and written certifications provided to the Company, the Company believes that all of these reporting persons timely complied with their filing requirements during 2013.

SHAREHOLDER PROPOSALS

Proposals for Inclusion in the Company’s 2015 Proxy

Pursuant to various rules promulgated by the SEC, a shareholder who seeks to include a proposal in the Company’s proxy materials for the annual meeting of the shareholders of the Company to be held in 2015 must timely submit such proposal in accordance with SEC Rule 14a-8 to the Company, addressed to the Secretary, Swift Energy Company, 16825 Northchase Drive, Suite 400, Houston, Texas 77060, no later than December 3, 2014, unless the date of our 2015 annual meeting is more than 30 days before or after May 20, 2015, in which case the proposal must be received a reasonable time before we begin to print and send our proxy materials. Further, a shareholder may not submit a matter for consideration at the 2015 annual meeting, unless the shareholder shall have timely complied with the requirements in the Company’s Bylaws.

Advanced Notice of Nominations or Proposed Business for the Company’s 2015 Annual Meeting of Shareholders

Our Bylaws require advanced written notice from any shareholder seeking to present nominations of persons for election to the Board and other proposed business (other than proposals submitted in accordance with Rule 14a-8 for inclusion in our proxy materials) for consideration at our 2015 annual meeting of shareholders. Notice of such proposals must be delivered to or mailed and received by the Corporate Governance Committee Chair, Swift Energy Company, c/o Office of the Corporate Secretary, 16825 Northchase Drive, Suite 400, Houston, Texas 77060, not less than sixty (60) days nor more than ninety (90) days prior to the date of the one-year anniversary of the immediately preceding year’s annual meeting. Based on the anniversary date of our 2014 annual meeting, a shareholder must send advanced written notice of any such nomination or other proposed business such that the notice is received by us no earlier than February 19, 2015 and no later than March 21, 2015. In the event the 2015 annual meeting of shareholders is convened on a date more than 30 days before, or more than 30 days after, such anniversary date, such notice by the shareholder must be so received not later than the close of business on the later of the sixtieth (60th) day before such annual meeting or the tenth (10th) day following the date on which public disclosure of the date of the 2015 annual meeting is first made by the Company. Any such nomination must be made in writing and include certain information about the recommended nominee, the class and number of shares, if any, of Swift Energy stock which are beneficially owned by the recommended nominee, the candidate’s consent to being named in the proxy statement as a nominee and to serve as a director if elected, and all other information about the candidate required under SEC Rule 14A and the Company’s Bylaws. Additionally, the recommendation must include certain information about the nominating shareholder, including the number of shares of the Company’s stock that the shareholder beneficially owns, and the period for which the shareholder has held such shares. Nominations must be addressed as follows in order to be considered for the next annual election of directors:

Corporate Governance Committee Chair
Swift Energy Company c/o Office of the Corporate Secretary
16825 Northchase Drive, Suite 400
Houston, Texas 77060

2014 Proxy Statement	| 57

Shareholders who wish to nominate an individual to the Board must also follow the requirements of the Company’s Bylaws and applicable SEC and NYSE rules and regulations. For more information on shareholders’ nomination of directors, refer to page 12 (“Nominations for Directors”) in this proxy statement.

With respect to business to be brought before the 2014 Annual Meeting, the Company has not received any notices, proposals, or nominees from shareholders that the Company is required to include in this proxy statement.

COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Board of Directors welcomes questions or comments about the Company and its operations. Any communications that shareholders or other interested parties may wish to send to the Board of Directors or the non-management-independent directors may be directly sent to the following address:

Lead Director
Swift Energy Company c/o CCI
P.O. Box 561915
Charlotte, NC 28256

Historically, the Company’s annual meeting of its Board of Directors was held to coincide with the annual meeting of its shareholders and a majority of the directors would attend the annual meeting of shareholders; however, with the increased responsibilities and time requirements in connection with the Board meeting, the Board’s annual meeting is now held three weeks before the shareholders’ annual meeting. Therefore, the Company does not have a policy with regard to Board members’ attendance at its annual meetings of shareholders. Although some of the members of the Board will attend the 2014 Annual Meeting, it is not expected that a majority will be in attendance. Those in attendance will be available to address shareholder questions. Two directors attended the 2013 annual meeting.

FORWARD-LOOKING STATEMENTS

Certain statements set forth in this proxy statement that are not historical are “forward-looking statements” as that term is defined in Section 21E of the Exchange Act. These statements include estimates of future amounts payable under awards, plans or agreements or upon the occurrence of certain events, such as a change of control, the present value of such awards, and the estimated value of awards the vesting of which will depend on performance over future periods. In order to estimate amounts that may be paid in the future, we made assumptions as to a number of variables, which may, and in many cases will, differ from future actual conditions. These variables include the price of our common stock, the dates of termination of employment, final pay, interest rates, applicable tax rates and other assumptions. The Company will not update these forward-looking statements unless required to do so by applicable law. These cautionary statements qualify all forward-looking statements attributable to us, or persons acting on our behalf. Management cautions all readers that the forward-looking statements contained in this proxy statement are not guarantees of future values or payments, and we cannot assure any reader that such statements will be realized or that the events and circumstances that they describe will occur.

58 |	2014 Proxy Statement

ANNUAL REPORT ON FORM 10-K

Upon written request, Swift Energy will provide any shareholder of the Company, at no charge, a copy of the Company’s Annual Report on Form 10-K for 2013, as filed with the SEC, including the financial statements and schedules, but without exhibits. Direct requests should be made by mail to Swift Energy Company, Investor Relations Department, 16825 Northchase Drive, Suite 400, Houston, Texas 77060; by telephone at (281) 874-2700 or (800) 777-2412; or by email to info@swiftenergy.com.

By Order of the Board of Directors,

Christopher M. Abundis
Secretary

Houston, Texas

April 2, 2014

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒	KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except		To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:
1.	Election of Directors		☐	☐	☐
Nominees
01	Deanna L. Cannon	02 Douglas J. Lanier

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.								For	Against	Abstain

2.	To increase the number of shares of common stock that may be issued under the Second Amended and Restated Swift Energy Company 2005 Stock Compensation Plan (the “2005 Plan”).							☐	☐	☐

3.	To conduct a nonbinding advisory vote to approve the compensation of Swift Energy’s named executive officers as presented in this proxy statement.							☐	☐	☐

4.	To ratify the selection of Ernst & Young LLP as Swift Energy’s independent auditor for the fiscal year ending December 31, 2014.							☐	☐	☐

NOTE: To conduct such other business as may properly be presented at the annual meeting, or at any and all adjournments or postponements thereof.

For address change/comments, mark here. (see reverse for instructions)				Yes	No	☐
Please indicate if you plan to attend this meeting				☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

SHARES
					JOB #				CUSIP # SEQUENCE #
Signature [PLEASE SIGN WITHIN BOX]				Date			Signature (Joint Owners)	Date

0000207088_1    R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The 10-K/AR, Notice & Proxy Statement is/are available at www.proxyvote.com.

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SWIFT ENERGY COMPANY Annual Meeting of Shareholders May 20, 2014 3:00 PM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint Terry E. Swift, Bruce H. Vincent and Alton D. Heckaman, Jr., or any of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of SWIFT ENERGY COMPANY that the shareholder(s) are entitled to vote at the Annual Meeting of shareholders to be held at 3:00 PM, CDT on May 20, 2014, at the Hilton Houston North, 12400 Greenspoint Drive, Houston, Texas 77060, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side

0000207088_2    R1.0.0.51160